CARTER, LEDYARD & MILBURN
                                   Counsellors at Law
                                     2 Wall Street
                               New York, New York  10005




                                                             (212) 238-8742




                                           January 7, 1994



             BY DIRECT EDGAR TRANSMISSION

             Securities and Exchange Commission
             450 Fifth Street, N.W.
             Judiciary Plaza
             Washington, D.C.  20549

                       Re:  Avnet, Inc.

             Ladies and Gentlemen:

                       On behalf of Avnet, Inc., we are filing herewith a
             Registration Statement on Form S-3 relating to a proposed offering on a continuous or delayed basis, pursuant to Rule 415(a)(x) under the Securities Act of 1933, of up to $200,000,000 aggregate principal amount of debt securities. The required registration fee for this filing, in the amount of $68,965.52, has been paid pursuant to Reg. section 202.3a.

                       If there are any questions with respect to the
             enclosed material, please call the undersigned or Bernard Cedarbaum of this office at (212) 732-3200.

                                           Very truly yours,

                                           /s/Stephen V. Burger

                                           Stephen V. Burger

             SVB:lrh
             Enclosures

             cc:  David R. Birk, Esq.

     As filed with the Securities and Exchange Commission on January 7, 1994

                                                  REGISTRATION NO. 33-


                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549-1004
                                   ________________

                                       FORM S-3
                               REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                     AVNET, INC.
                (Exact name of registrant as specified in its charter)

                  New York                            11-1890605
               (State or other                      (I.R.S. Employer
               jurisdiction of                     Identification No.)
               incorporation or
               organization)

                                                      David R. Birk, Esq.
                                                  Senior Vice President and
                                                        General Counsel
                                                          Avnet, Inc.
             80 Cutter Mill Road                      80 Cutter Mill Road
         Great Neck, New York  11021              Great Neck, New York  11021
                (516) 466-7000                           (516) 466-7000
        (Address, including zip code,             (Name, address, including
       and telephone number, including              zip code, and telephone
         area code, of registrant's                 number, including area
        principal executive offices)              code, of agent for service)

                                      COPIES TO:

         Bernard Cedarbaum, Esq.                 Jonathan I. Mark, Esq.
        Carter, Ledyard & Milburn               Cahill Gordon & Reindel
              2 Wall Street                        Eighty Pine Street
        New York, New York  10005              New York, New York  10005
              (212) 732-3200                         (212) 701-3000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

          If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

                           CALCULATION OF REGISTRATION FEE

                                                         Proposed maximum     Proposed maximum
  Title of each class of securities   Amount to be reg-  offering price per   aggregate offering    Amount of registra-
  to be registered                    istered            unit                 price                 tion fee

  Debt Securities.................    $200,000,000(1)    100% (1)(2)          $200,000,000(2)       $68,965.52

										(1)  If any Debt Securities are issued in a principal amount denom-
     inated in a foreign currency, the amount to be registered shall be such amount as shall result in an aggregate principal amount equivalent to
     $200,000,000 at the time of the initial offerings.  If any Debt Securities are issued at an original issue discount, the amount to be registered shall be increased so as to result in an aggregate offering price of all Debt
     Securities equal to $200,000,000, and the proposed maximum offering price per security will be correspondingly decreased.

          (2) Estimated solely for the purpose of calculating the registration fee. Excludes accrued interest, if any, from the date of issuance.

                             ____________________________

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the regis-trant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          Information contained herein is subject to completion or amend-ment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                SUBJECT TO COMPLETION
                     PRELIMINARY PROSPECTUS DATED JANUARY 7, 1994

          PROSPECTUS
                                     Avnet, Inc.

                                   Debt Securities


                    Avnet, Inc., a New York corporation (the "Company"), may offer, from time to time, debt securities consisting of debentures, notes and/or other unsecured evidences of indebted-ness (the "Debt Securities") at an aggregate principal amount not to exceed $200,000,000 or, if the principal of the Debt Securi-ties is payable in a foreign or composite currency, the equiva-lent thereof at the time of the initial offerings. The Debt Securities may be offered as separate series and may be offered in amounts, at prices and on terms to be determined at the time of sale. When a particular series of Debt Securities (the "Offered Debt Securities") are offered, a supplement to this Prospectus (a "Prospectus Supplement") will be delivered with this Prospectus setting forth the terms of such Offered Debt Securities, including, if applicable, the specific designation, aggregate principal amount, denominations, currency, purchase price, maturity, rate (which may be fixed or variable) and time of payment of interest, redemption terms, and any listing on a securities exchange of the Offered Debt Securities.

                    The Debt Securities may be issued in registered or bearer form or both. In addition, all or a portion of the Debt Securities of a series may be issued in temporary or permanent global form. Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROS-
          PECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    The Offered Debt Securities may be sold directly by the Company, or indirectly through agents designated from time to time or through underwriters or dealers, or through a combination of such methods. See "Plan of Distribution." If any agents of the Company or any underwriters or dealers are involved in the sale of the Offered Debt Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts will also be set forth in the Prospectus Supplement. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement.

                  The date of this Prospectus is ________ __, 1994.

                                AVAILABLE INFORMATION

                    The   Company   is   subject   to   the   informational
          requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
          Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1500, Northwest Atrium Center, 500 West Madison Avenue, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates from the Public Reference Branch of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014, on which exchanges the common stock of the Company is listed.

                    This  Prospectus constitutes  a part of  a Registration
          Statement on Form S-3 (which, together with all amendments and exhibits thereto, is referred to herein as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Debt Securities offered hereby. Any statement contained herein concerning the provisions of any contract or other document is not necessarily complete, and is qualified in its entirety by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. The Registration Statement may be inspected without charge at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                    The following  documents filed by the  Company with the
          Commission   (File  No.   1-4224)  are  incorporated   herein  by
          reference:

                    1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993, and Amendment No. 1 to such Report;

                    2. The Company's definitive proxy statement dated October 15, 1993, for the annual meeting of the shareholders of the Company held on November 17, 1993;

                    3. The Company's Quarterly Report on Form 10-Q for the quarter ended October 1, 1993; and

                    4. The Company's Current Reports on Form 8-K bearing cover dates of July 1, 1993, and January 6, 1994.

                    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Debt Securi-ties shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                    Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document deemed to be incorporated herein or contained in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

                    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to Raymond Sadowski, Senior Vice President, Avnet, Inc., 80 Cutter Mill Road, Great Neck, New York 11021 (telephone (516) 466-7000).

                                     THE COMPANY

                    The Company  is the  largest industrial  distributor of
          electronic components and computer products in the United States. Its primary customers are original equipment manufacturers, including military contractors. Electronic components are shipped either as received from the Company's suppliers or with assembly or other value added. The Company also produces or distributes other electronic, electrical and video communications products.

                    The  Company's  principal  industry  segments   are  as
          follows:

                    1. The Electronic Marketing Group (86% of total sales and 97% of earnings in the fiscal year ended June 30, 1993) is engaged in the marketing, assembly and/or processing, principally for industrial, commercial and military use, of electronic and electromechanical components and computer products. The Group's principal suppliers are Intel, Motorola, National Semiconductor, Texas Instruments, Advanced Micro Devices, Harris Corporation, AMP, Inc., ITT Cannon, Bendix Corporation, Digital Equipment Corporation, Connor Peripherals and Seagate Technology.

                    2. The Electrical and Industrial Group (8% of total sales), which includes the Company's Brownell Electro and Mechanics Choice operations, is engaged in the distribution of electrical insulation, magnet wire, electrical motors and parts, measuring instruments, control equipment, seals and industrial maintenance products, and the production of trophy component parts and certain other items.

                    3. The Video Communications Group (6% of total sales) is engaged in the manufacture, assembly and marketing of television signal processing and audio equipment.

                    On July 1, 1993, the Company acquired Hall-Mark Electronics Corporation ("Hall-Mark") which, together with its subsidiary Allied Electronics, Inc., was the third largest electronics distributor in North America. For the twelve months ended June 30, 1993, Hall-Mark had sales of $744 million. The acquisition added approximately 25,000 customers and additional distribution franchises to the Company's Electronic Marketing Group.

                    The principal executive offices of the Company are located at 80 Cutter Mill Road, Great Neck, New York 11021, telephone (516) 466-7000.

                          RATIO OF EARNINGS TO FIXED CHARGES

               The following table sets forth the ratio of the Company's earnings to fixed charges, on a consolidated basis, for the periods indicated:

               Three months                  Year ended June 30,
                  ended
             October 1, 1993      1993      1992     1991     1990    1989

                  5.1.*           8.7       5.5      6.2      5.5     4.6


          * Income from continuing operations before income taxes for the three months ended October 1, 1993, includes restructuring and integration charges of $22.7 million in connection with the acquisition of Hall-Mark. Had such one-time charges not been included, the ratio of earnings to fixed charges for the three months ended October 1, 1993, would have been 9.9 on a pro forma basis.

                    For purposes of the foregoing ratios, earnings were calculated by adding fixed charges to income before income taxes, and then deducting capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness, and interest expense relating to certain guarantees), capitalized interest and the interest component of rental expense.


                                   USE OF PROCEEDS

                    Except as may be set forth in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include repayment of debt, capital expenditures, possible acquisitions and working capital. Pending such use, the net proceeds may be temporarily invested in short-term securities.

                    Depending on market conditions, the financial needs of the Company and other factors, the Company may, from time to time, undertake additional financings. The amount and timing of such financings, if any, cannot be determined at this time.

                            DESCRIPTION OF DEBT SECURITIES

                    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate.
          The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

                    The Debt Securities are to be issued under an Indenture (the "Indenture"), to be dated as of January 1, 1994, between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), the form of which is filed as an exhibit to the Registration Statement. The following summary of certain general provisions of the Indenture and the Debt Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, in-cluding the definitions therein of certain terms. Whenever particular provisions in the Indenture are referred to herein, such provisions are incorporated by reference herein. Unless otherwise defined herein, all capitalized terms in this section have the same meanings given to such terms in the Indenture.

          General

                    The aggregate principal amount of Debt Securities which can be issued under the Indenture is unlimited. The Debt Securities to which this Prospectus relates will be issued from time to time in one or more series in amounts the proceeds of which will aggregate up to $200,000,000 and will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Indenture does not limit the amount of other indebtedness or securities, other than certain secured indebtedness as described below, that may be issued by the Company.

                    Debt Securities of a series may be issued in registered form ("Registered Securities") or bearer form ("Bearer Securities") or both as specified in the terms of the series. Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") registered in the name of a depository or its nominee and, in such case, beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

                    Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms of the Offered Debt Securities:

               * The designation, aggregate principal amount and autho-rized denominations;

               * The issue price expressed as a percentage of the aggre-gate principal amount;

               *    The date or dates of maturity;

               * The interest rate per annum (fixed or floating) or the method by which such interest rate will be determined;

               * The dates interest will commence accruing and, if applicable, be paid and, for Registered Securities, the record dates for interest payments;

               *    Where principal and interest, if any, will be paid;

               *    Any optional or mandatory sinking fund provisions;

               * The dates and redemption prices relating to any optional or mandatory redemption provisions and other terms and provisions of any optional or mandatory redemptions;

               * The denominations of Registered Securities if other than denominations of $1,000 and any multiple thereof, and the denominations of Bearer Securities if other than denominations of $5,000;

               *    The portion of the principal amount payable on declara-
                    tion  of  acceleration  of  maturity  or   provable  in
                    bankruptcy, if other than the principal amount;

               * Any Events of Default, if not set forth in the Indenture;

               * The currency or currencies, including composite curren-cies, of payment of the principal of (and premium, if any) and interest (if any), if other than the currency of the United States of America;

               * If the principal of (and premium, if any) or interest, if any, are to be payable, at the election of the Company or any Holder thereof, in coin or currency other than that in which the Offered Debt Securities of the series are stated to be payable, the period or periods within which, and the terms and condition on which, such election may be made;

               * If such securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of Holders of such Offered Debt Securities as Outstanding Securities under the Indenture;

               * If the amount of payments of principal of (and premium, if any), or portions thereof, or interest may be deter-mined with reference to an index, formula or other method, the manner of determining such amounts;

               * Whether the Offered Debt Securities will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of the Offered Debt Securities in bearer form, and whether the Offered Debt Securities in bearer form will be exchangeable (and the terms on which such exchange may be made) for Offered Debt Securities in registered form;

               * Whether Offered Debt Securities will be issued in whole or in part in the form of one or more Global Securities and, if so, the method of transferring beneficial interest in such Global Security or Global Securities;

               * The application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and related conditions;

               * Any additional restrictive covenants or other material terms relating thereto which may not be inconsistent with the Indenture; and

               *    Any applicable federal income tax consequences.

                    Unless otherwise indicated in the Prospectus Supplement relating thereto, principal (and premium, if any) will be payable, and the Registered Securities will be transferable, at the corporate trust office of the Trustee in New York, New York. Unless other arrangements are made, interest, if any, will be paid by checks mailed to the Holders of Registered Securities at their registered addresses. To the extent set forth in the Prospectus Supplement relating thereto, Bearer Securities and the coupons appertaining thereto will be payable, against surrender thereof, subject to any applicable laws and regulations, at the offices of such paying agencies outside the United States as the Company may appoint from time to time. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    One or more series of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

                    The Company will comply with Section 14(e) of the Exchange Act, and any tender offer rules of the Commission under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase Offered Debt Securities at the option of the holders thereof. Any such obligation applicable to a series of Debt Securities will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

                    The Company may at any time purchase Debt Securities at any price in the open market or otherwise. Debt Securities so purchased by the Company may, at its sole option, be held, resold or surrendered to the Trustee for cancellation.

          Certain Definitions

                    "Attributable Debt" means, as to any particular lease, the greater of (i) the fair market value of the property subject to the lease (as determined by the Company's Board of Directors), or (ii) the total net amount of rent required to be paid during the remaining term of the lease, discounted by the weighted average effective interest cost per annum of the outstanding Debt Securities of all series, compounded semi-annually.

                    "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth in the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

                    "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than twelve months from the date as of which the determination is made or having a maturity of twelve months or less but by its terms being renewable or extendible beyond twelve months from such date at the option of the borrower and, (ii) rental obligations payable more than twelve months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included as an asset for the purposes of the definition of Consolidated Net Assets).


                    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                    "Principal   Property"   means  any   manufacturing  or
          processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets, other than (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the Company's Board of Directors is not of material importance to the total business conducted by the Company as an entirety, or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

                    "Restricted Subsidiary" means a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns a Principal Property.

                    "Subsidiary" means any corporation more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries.

                    "Voting Stock" means capital stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

          Highly Leveraged Transactions

                    Unless otherwise described in a Prospectus Supplement relating to any Offered Debt Securities, there are no covenants or provisions contained in the Indenture which may afford the holders of Offered Debt Securities direct protection in the event of a highly leveraged transaction involving the Company.

          Restrictions on Secured Debt

                    The Company covenants in the Indenture, for the benefit of each series of Debt Securities other than any series which specifically provides otherwise, that if the Company or any Restricted Subsidiary shall after the date of the Indenture incur or guarantee any evidence of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure the Debt Securities, other than any series of Debt Securities established by or pursuant to a Board Resolution or in one or more supplemental indentures which specifically provide otherwise, equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt (plus all Attributable Debt which is not excluded as described below under the caption " -- Restrictions on Sale and Leaseback Financings") would not exceed 10% of Consolidated Net Assets.

                    This restriction will not apply to, and there will be excluded from secured Debt in any computation of the above restriction, Debt secured by (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary,
          (b) Mortgages in favor of the Company or a Restricted Subsidiary,
          (c) Mortgages in favor of governmental bodies to secure progress, advance or other payments, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction or improvement Mortgages which are entered into within 180 days after the acquisition of such property, shares or Debt or, in the case of real property, within 180 days after the later of (1) the completion of construction on, substantial repair to, alteration or development of, or substantial improvement to, such property, or (2) the commencement of commercial operations on such property, (e) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith, (f) Mortgages arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or to the exercise of any privilege, franchise or license, (g) Mortgages for taxes, assessments or government charges or levies which are not then due or, if delinquent, are being contested in good faith, (h) Mortgages (including judgment liens) arising from legal proceedings being contested in good faith, (i) Mortgages existing at the date of the Indenture and (j) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (i) inclusive.

          Restrictions on Sale and Leaseback Financings

                    The Company covenants in the Indenture, for the benefit of each series of Debt Securities other than any series which specifically provides otherwise, that the Company will not itself, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction involving any Principal Property, unless after giving effect thereto the aggregate amount of all Attributable Debt with respect to all such transactions, plus all secured Debt which is not excluded as described above under the caption " -- Restrictions on Secured Debt," would not exceed 10% of Consolidated Net Assets.

                    This restriction will not apply to, and there will be excluded from Attributable Debt in any computation of the above restriction, any sale and leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years, (b) the sale or transfer of the Principal Property is made within 180 days after its acquisition or after the later of (1) the completion of construction on, substantial repair to, alteration or development of, or substantial improvement to, such property, or (2) the commencement of commercial operations thereon, (c) the transaction is between the Company and a Restricted Subsidiary, or between Restricted Subsidiaries, (d) the Company or a Restricted Subsidiary would be entitled to incur a Mortgage on such Principal Property securing Debt in an amount equal to the Attributable Debt with respect to such transaction without equally or ratably securing the Securities, or (e) the Company or a Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary ranking on a parity with or senior to the Debt Securities, or to the purchase of other property which will constitute a Principal Property having a fair market value at least equal to the fair market value of the Principal Property leased, an amount equal to the greater of the net proceeds of the sale of the Principal Property or the fair market value (as determined by the Company's Board of Directors) of the Principal Property leased at the time of entering into such arrangement (as determined by the Board of Directors).

          Restrictions on Mergers and Consolidations

                    The Company covenants in the Indenture that it will not merge or sell, convey, transfer or lease all or substantially all of its assets unless (i) the successor Person is the Company or another Person organized under the laws of the United States (including any state thereof and the District of Columbia) which assumes the Company's obligations in the Debt Securities and under the Indenture, and (ii) after giving effect to such transaction, the Company or the successor Person would not be in default under the Indenture.


          Events of Default

                    The Indenture defines "Events of Default" with respect to the Debt Securities of any series as being one of the following events: (i) default in the payment of any installment of interest on that series for 30 days after becoming due; (ii) default in the payment of principal on that series when due;
          (iii) default in the deposit of any sinking fund payment on that series when due; (iv) default in the performance of any other covenant in the Debt Securities of that series or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Debt Securities other than that series) for 90 days after notice; (v) certain events of bankruptcy, insolvency or reorganization; and (vi) any other Event of Default provided with respect to Debt Securities of that series. If an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities then outstanding of that series may declare the principal amount of the Debt Securities of such series (or, in the case of Debt Securities sold at an original issue discount, the amount specified in the terms thereof) and the accrued interest thereon, if any, to be due and payable. Under certain conditions, such a declaration may be rescinded.

                    The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to it, give the affected holders of Debt Securities notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the affected holders of Debt Securities.

                    The Company will be required to furnish to the  Trustee
          annually  a   statement  by  certain  officers   of  the  Company
          certifying that there are no defaults or specifying any default.

                    The holders  of a majority  in principal amount  of the
          outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in exercising the same, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request.

          Modification of the Indenture

                    With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by the modification; provided that no such modification or amendment may be made, without the consent of the holder of each Debt Security affected, which would (i) reduce the principal amount of or the interest on any Debt Security, or change the stated maturity of the principal of, or any installment of interest on, any Debt Security or the other terms of payment thereof, or (ii) reduce the above-stated percentage of Debt Securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of Debt Securities of any series, the consent of the holders of which is required to waive certain past defaults.

          Defeasance and Discharge

                    The Indenture provides that the Company may elect, with respect to the Debt Securities of any series, to terminate (and be deemed to have satisfied) any and all its obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the Debt Securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified Debt Securities) on the 91st day after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of (and premium, if any), and interest, if any, on, and any mandatory sinking fund payments in respect of, such Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be counsel to the Company) to the effect that, based upon applicable Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such Debt Securities. If so specified with respect to the Debt Securities of a series, such a trust may be established only if establishment of the trust would not cause the Debt Securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

          Concerning the Trustee

                    The First National Bank of Chicago is the Trustee under
          the Indenture and has been appointed by the Company as initial Security Registrar with regard to the Debt Securities. The Company currently does, and from time to time in the future may, maintain lines of credit and have customary banking relationships with the Trustee. The Trustee may serve as trustee for other debt securities issued by the Company from time to time.


                                 PLAN OF DISTRIBUTION

                    The Company may sell  Offered Debt Securities (i) to or
          through   underwriters   or    dealers,   (ii) through    agents,
          (iii) directly to purchasers, or (iv) through a combination of any of the foregoing. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. Any Prospectus Supplement relating to Offered Debt Securities will set forth their offering terms, including the name or names of any underwriters, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Offered Debt Securities may be listed.

                    If underwriters are used in the sale, the Offered Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Offered Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Offered Debt Securities may be entitled to indemnification or contribution by the Company against certain liabilities, including liabilities under the Securities Act.

                    The specific terms and manner of sale of Offered Debt Securities are set forth or summarized in the Prospectus Supple-ment.

                    If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to acceptance by the Company. The obligations of any purchaser under any such contracts will be subject to the conditions that the purchase of Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                    LEGAL MATTERS

                    The validity of the Offered Debt Securities will be passed upon for the Company by David R. Birk, Senior Vice President and General Counsel of the Company. Mr. Birk beneficially owns 7,632 shares of the Company's common stock, including 7,250 shares issuable upon exercise of employee stock options. Certain legal matters with respect to the Offered Debt Securities will be passed upon for the underwriters, dealers or agents, if any, by Cahill Gordon & Reindel, a partnership including a professional corporation, unless otherwise specified in the Prospectus Supplement.

                                       EXPERTS

                    The consolidated financial statements and schedules of the Company and its subsidiaries incorporated by reference in this Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                    The consolidated financial statements of Hall-Mark and its subsidiaries incorporated in this Prospectus by reference to the Current Report on Form 8-K of the Company bearing cover date of January 6, 1994, have been so incorporated in reliance on the report of Coopers & Lybrand, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution.

                    The expenses in connection with the registration of the securities being offered hereby are estimated to be:

                    Securities and Exchange Commission
                      registration fee . . . . . . . . . . . . $ 68,966
                    Rating agency fees . . . . . . . . . . . .  120,000
                    Legal fees . . . . . . . . . . . . . . . .   75,000
                    Accounting fees  . . . . . . . . . . . . .   60,000
                    Printing and engraving expenses  . . . . .    8,000
                    Blue sky fees and expenses . . . . . . . .    7,500
                    Trustee's fees and expenses  . . . . . . .    5,000
                    Miscellaneous  . . . . . . . . . . . . . .    5,534

                             Total . . . . . . . . . . . . . . $350,000



          Item 15.  Indemnification of Directors and Officers.

                    Section 53 of the registrant's By-laws provides as follows:

                                  "Indemnification"

                    "53.  A.  The Corporation  shall indemnify, and advance
               the expenses of, any director, officer or employee to the full extent permitted by the New York Business Corporation Law as the same now exists or may hereafter be amended.

                    "B.   The indemnification  and advancement  of expenses
               granted pursuant to this Section 53 shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution or shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

                    "C.  No amendment,  modification or rescission of these
               By-laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescis-sion is adopted."

                    Section 721 of the New York Business Corporation Law (the "B.C.L.") provides that no indemnification may be made to or on behalf of any director or officer of the Registrant if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Section 53B of the Regis-trant's By-laws includes the foregoing statutory language.

                    The rights granted under Section 53 of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corpo-ration against "amounts paid in settlement and reasonable expens-es, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reason-ably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reason-able expenses, including attorneys' fees," actually or necessari-ly incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corpora-
          tion) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

                    A New York corporation may generally purchase insur-ance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section 726).

                    The registrant's directors and officers are currently covered as insureds under directors' and officers' liability insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $50,000,000 of coverage for directors and officers of the Registrant and its subsidiaries against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act of 1933.


          Item 16.  Exhibits.

          Exhibit
            No.

             1      Form of Underwriting Agreement.

             4 Form of Indenture between the registrant and The First National Bank of Chicago, as Trustee.

             5 Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder.

            12 Statement of computation of ratios of earnings to fixed charges.

            23(a)   Consent of Arthur Andersen & Co.

            23(b)   Consent of Coopers & Lybrand.

            23(c)   Consent of David R. Birk, Esq. (included in Exhibit 5).

            24      Powers of Attorney.

            25 Form T-1 Statement of Eligibility of The First National Bank of Chicago under the Trust Indenture Act of 1939.


          Item 17.  Undertakings.

                    The undersigned registrant hereby undertakes as fol-lows:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "1933 Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to
                    Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that is incorporated herein by reference;

                         (b) to reflect in the prospectus any facts or events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the ag-gregate, represent a fundamental change in the informa-tion set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or 15(d) of the 1934 Act that is incorporated herein by refer-ence; and

                         (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any mate-rial change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securi-ties at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That, for the purposes of determining any liabili-ty under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registra-tion statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    (6) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule
               424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                    (7) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES


                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Great Neck, State of New York, on January 6, 1994.

                                        AVNET, INC.



                                        By:/s/Raymond Sadowski
                                           Raymond Sadowski
                                           Senior Vice President and
                                             Chief Financial Officer

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 6, 1994, by the following persons in the capacities indicated:

                    Signature                          Title


          /s/Leon Machiz                     Chairman of the Board, Chief
          Leon Machiz                        Executive Officer and Director



                     *                                 Director
          Gerald J. Berkman



                     *                                 Director
          Joseph F. Caligiuri



                     *                                 Director
          Alvin E. Friedman



                     *                                 Director
          Sylvester D. Herlihy



                     *
          Ehud Houminer                                Director



                     *                                 Director
          Salvatore J. Nuzzo



                     *                                 Director
          Frederic Salerno



                     *                                 Director
          David Shaw



                     *                                 Director
          Howard Stein



                     *                                 Director
          Roy Vallee



                     *                                 Director
          J. S. Webb



                     *                                 Director
          George Weissman



                     *                                 Director
          Frederick S. Wood



          /s/Raymond Sadowski                Senior Vice President and
          Raymond Sadowski                   Chief Financial Officer



          /s/John F. Cole                    Controller and
          John F. Cole                       Chief Accounting Officer



          ______________________


          * By:/s/Raymond Sadowski
               Raymond Sadowski
               Attorney-in-Fact

                                    EXHIBIT INDEX


             Exhibit
               No.

                1       Form of Underwriting Agreement
                4       Form of Indenture between the
                        registrant and The First National
                        Bank of Chicago, as Trustee

                5       Opinion of David R. Birk, Esq. with
                        respect to the legality of the
                        securities being registered
                        hereunder

               12       Statement of computation of ratios
                        of earnings to fixed charges
               23(a)    Consent of Arthur Andersen & Co.

               23(b)    Consent of Coopers & Lybrand.

               23(c)    Consent of David R. Birk, Esq.
                        (included in Exhibit 5)
               24       Powers of Attorney

               25       Form T-1 Statement of Eligibility
                        of The First National Bank of
                        Chicago under the Trust Indenture
                        Act of 1939

                                      EXHIBIT 1

                                                            December 1993





                                    AVNET, INC.

                                  DEBT SECURITIES


                    STANDARD UNDERWRITING AGREEMENT PROVISIONS

                    1. Introductory. Avnet, Inc., a New York corpora-tion (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the regis-tration statement referred to in Section 3(a) ("Securities"). The Securities will be issued under an indenture, dated as of January 1, 1994 (such indenture as amended or supplemented is herein referred to as the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Securities being determined at the time of sale. Particular series of the Secu-rities will be sold pursuant to a Pricing Agreement referred to in Section 2, for resale in accordance with terms of offering determined at the time of sale.

                    The firm or firms which agree to purchase the Securi-ties are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Pricing Agreement referred to in Section 2 are hereinafter referred to as the "Representa-tives"; provided, however, that if the Pricing Agreement does not specify any representative of the Underwriters, the term "Representatives," as used in this Agreement (other than in the second sentence of Section 2), shall mean the Underwriters.

                    2. Purchase and Offering of Securities. The obli-gation of the Underwriters to purchase the Securities will be evidenced by an exchange of written communications ("Pricing Agreement") at the time the Company determines to sell the Securities. The Pricing Agreement will incorporate by refer-ence the provisions of this Agreement, except as otherwise pro-vided therein, and will specify (1) the firm or firms which will be Underwriters, (2) the names of any Representatives, (3) the principal amount of Securities to be purchased by each Underwriter and the purchase price to be paid by the Underwrit-ers, (4) the terms of the Securities not already specified in the Indenture, (5) the time and date on which delivery of the

          Securities will be made to the Representatives for the accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price in New York Clearing House funds (such time and date, or such other time and date not later than seven full business days thereafter as the Representatives and the Company agree to as to time and date for payment and delivery, being herein and in the Pricing Agreement referred to as the "Closing Date") and
          (6) the place of delivery and payment.

                    The obligations of the Underwriters to purchase the Securities will be several and not joint. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives may request.

                    Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full Business Days in advance of the Closing Date.

                    3.   Representations and Warranties of the Company:
          The Company represents and warrants to each of the Underwriters as of the date of execution of the Pricing Agreement (the "Rep-resentation Date") and as of the Closing Date that:

                    (a) the Company is permitted to use Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form, which has become effective, for the registration under the Act of the Securities. Such registration statement, as amended at the date of this Agreement, meets the require-ments set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. Such registration statement, including the exhibits thereto, as amended at the date of any Pricing Agreement, is hereinafter called the "Registration Statement" and the prospectus included in the Registration Statement, as sup-plemented to reflect the terms of any series of the Secu-rities and the plan of distribution thereof, in the form in which it shall be filed with the Commission pursuant to Rule 424(b), is hereinafter called the "Prospectus." Any reference herein to the Registration Statement or the Pro-spectus shall be deemed to include the documents incorpo-rated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this

               Agreement or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amend-ment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Exchange Act after the date of this Agreement or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference;

                    (b) as of the date of any Pricing Agreement, when the Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date, any amend-ment to the Registration Statement becomes effective (including the filing of any document incorporated by ref-erence in the Registration Statement) and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules there-under and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or neces-sary in order to make the statements therein not mislead-ing; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reli-ance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus;

                    (c) all of the issued and outstanding shares of cap-ital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights; the Company and each of its subsidiaries (the "Subsidiar-ies") have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority to own their respective properties and con-duct their respective businesses as described in the Reg-istration Statement and the Prospectus; the Company has full power and authority to execute and deliver this

               Agreement, the Pricing Agreement and the Indenture and to issue and sell the Securities as herein contemplated;

                    (d) the Company and each of its Subsidiaries are duly qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries, taken as a whole, and with respect to the Company the jurisdictions listed on Schedule A hereto constitute a complete list of such jurisdictions in which the Company is required to be so licensed or qualified; and the Company and each of its Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

                    (e) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and the execution, delivery and performance of this Agreement, the Pricing Agreement, and the Indenture and the issuance of the Secu-rities and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor consti-tute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any pro-visions of the charter or by-laws of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                    (f) the Indenture has been duly authorized by the Company and when executed and delivered by the Company will be a legal, valid and binding agreement of the

               Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bank-ruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

                    (g) the Securities have been duly authorized by the Company and when executed and delivered by the Company will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or sim-ilar laws affecting creditors' rights generally, and by general principles of equity;

                    (h) the Pricing Agreement has been duly authorized, executed and delivered by the Company;

                    (i) the Securities and the Indenture conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

                    (j) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities as contemplated hereby other than registra-tion of the Securities under the Act, qualification of the Indenture under the Trust Indenture Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters;

                    (k) the accountants whose reports on the consoli-dated financial statements of the Company and its Subsid-iaries are filed with the Commission as part of the Regis-tration Statement and Prospectus are independent public accountants as required by the Act and the applicable pub-lished rules and regulations thereunder;

                    (l) each of the Company and its Subsidiaries (i) has all necessary licenses, authorizations, consents and approvals which are material to its business, (ii) has made all filings required under any federal, state, local or foreign law, regulation or rule, the failure to make which would have a material adverse effect on the opera-tions, business or financial condition of the Company and its Subsidiaries taken as a whole, and (iii) has obtained all necessary authorizations, consents and approvals from other persons which are material to its business; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or for-eign law, regulation or rule or any decree, order or judg-ment applicable to the Company or any of its Subsidiaries the effect of which violation or default could have a material adverse effect on the Company and its Subsidiar-ies taken as a whole;

                    (m) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

                    (n) there are no actions, suits or proceedings pend-ing or threatened against the Company or any of its Sub-sidiaries or any of their respective properties, at law or in equity, before or by any federal, state, local or for-eign governmental or regulatory commission, board, body, authority or agency which have a reasonable likelihood of resulting in a judgment, decree or order having a material adverse effect on the business, condition, prospects or property of the Company and its Subsidiaries taken as a whole;

                    (o) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consoli-dated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a con-sistent basis during the periods involved;

                    (p) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been
               (A) any material and unfavorable change, financial or oth-erwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, (B) any transaction, which is material and unfavorable to the Company and its

               Subsidiaries taken as a whole, contemplated or entered into by the Company or either of its Subsidiaries or
               (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsid-iaries which is material and unfavorable to the Company and its Subsidiaries taken as a whole;

                    (q) no Subsidiary is a "significant subsidiary" as that term is defined in Regulation S-X, promulgated under the Act;

                    (r) the Company and each of the Subsidiaries have filed all material federal and state income and franchise tax returns (or obtained extensions with respect to the filing of such returns) and have paid all taxes shown thereon as currently due, and the Company has no knowledge of any material tax deficiency which has been or might be asserted against the Company or any of the Subsidiaries; all material tax liabilities are adequately provided for on the books of the Company and each of the Subsidiaries;

                    (s) the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate material pat-ents, patent rights, licenses, trademarks, inventions, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confi-dential information, systems or procedures, whether pat-ented or unpatented) (collectively, "intellectual prop-erty") necessary to conduct the business now or proposed to be operated by them as described in the Registration Statement and in the Prospectus, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of oth-ers with respect to any of such intellectual property which, if such assertion of infringement or conflict were sustained, would result in any material adverse effect on the Company and its Subsidiaries taken as a whole;

                    (t) neither the Company nor any agent acting on its behalf has taken or will take any action that might cause this Agreement or sale of the Securities to violate Regu-lation G, T, U or X of the Board of Governors of the Fed-eral Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date;

                    (u) except as described in the Registration State-ment and the Prospectus, (i) the operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable environmental laws, (ii) the Company and its Subsidiaries have obtained all material environmental, health and safety permits, licenses and approvals necessary for its operation, all such permits, licenses and approvals are in effect and the Company and its Subsidiaries are in compliance in all material respects with the terms and conditions thereof, (iii) with respect to any property currently or formerly owned, leased or operated by the Company or any of its Subsidiar-ies, (a) neither the Company nor any such Subsidiary is subject to any judicial or administrative proceeding or any order from or agreement with any governmental author-ity (collectively, "Proceedings"), and (b) the Company does not have knowledge of any pending or threatened investigation by any governmental authority (collectively, "Investigations") relating to any violation or alleged violation of any environmental law, any release or threat-ened release of a hazardous material into the environment, or any remedial action that may be necessary in connection with any such violation or release, except for such Pro-ceedings or Investigations which, whether individually or in the aggregate, could not be expected to have a material adverse effect on the operations, business or financial condition of the Company and its Subsidiaries, taken as a whole, (iv) neither the Company nor any such Subsidiary has filed any notice under any environmental law indicat-ing past or present treatment, storage, disposal or release of a hazardous material into the environment in a manner that is not in compliance with, or which could result in liability under, applicable environmental laws, except where such non-compliance or liability, whether individually or in the aggregate, could not be expected to have a material adverse effect on the operations, business or financial condition of the Company and its Subsidiar-ies, taken as a whole, and (v) neither the Company nor any such Subsidiary has received notice of a claim that it may be subject to liability (a "Notice") as a result of a release or threatened release of hazardous material, except for such Notice which, whether individually or in the aggregate, could not be expected to have a material adverse effect on the operations, business or financial condition of the Company and its Subsidiaries taken as a whole and to the best of the Company's knowledge there is no reasonable basis for any such claim, action, suit or investigation with respect to any environmental law;

                    (v) the Company is not an "investment company" or an affiliated person of, or "promoter" or "principal under-writer" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

                    (w) to the best knowledge of the Company, no labor problem exists with employees of the Company or any of its Subsidiaries or is imminent that could have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                    4. Certain Covenants of the Company: The Company hereby agrees:

                    (a) to furnish such information as may be reasonably required by and otherwise to cooperate with, the Represen-tatives in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as the Representatives may designate (including the provi-sions of Florida blue sky law, if requested, relating to issuers doing business with Cuba) and to maintain such qualifications in effect as long as required for the dis-tribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or a dealer or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities) or to take any action which would or could subject the Company to taxation in any state where it is not now so subject; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                    (b) to make available to the Representatives in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supple-mented if the Company shall have made any amendments or supplements thereto after the effective date of the Regis-tration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;

                    (c) that the Company will use its best efforts to cause any amendment of the Registration Statement to become effective promptly. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus relating to any series of the Securities to which the Underwriters of such series shall object in writing after a reasonable opportunity to review the same. Subject to the foregoing sentence, the Company will cause each Prospectus supplement relating to the Securities to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters of any series of Securi-ties (A) when any Prospectus supplement relating to such series shall have been filed with the Commission pursuant to Rule 424, (B) when, prior to termination of the offer-ing of such series, any amendment to the Registration Statement shall have been filed with the Commission or become effective, (C) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information,
               (D) of the receipt by the Company of any notification of the issuance by the Commission of any stop order suspend-ing the effectiveness of the Registration Statement or the use of any Prospectus or Prospectus supplement or, if the Company has knowledge, of the institution or threat of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or, if the Company has knowledge, of the ini-tiation or threat of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order suspending or preventing any such use and, if issued, to obtain as soon as possible the withdrawal thereof;

                    (d) to furnish to the Representatives and, upon request, to each of the other Underwriters for a period of three years from the date of each Pricing Agreement
               (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and
               (iii) such other information as the Representatives may reasonably request regarding the Company or its Subsidiaries;

                    (e) to advise the Underwriters of a series of Secu-rities promptly of the happening of any event known to the Company within the time during which a prospectus relating to such series is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact neces-sary to make the statements therein, in light of the cir-cumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Representa-tives a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                    (f) that, as soon as practicable after the date of each Pricing Agreement, the Company will make generally available to its Security holders an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 under the Act;

                    (g) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                    (h) to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii) and (iv) below) in connection with
               (i) the preparation and filing of the Registration State-ment, each preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),
               (ii) the preparation, issuance, execution, authentication and delivery of the Securities, (iii) the printing of this Agreement, the Pricing Agreement, an Agreement Among Underwriters, any dealer agreements, any Statements of Information and Powers of Attorney, the Indenture and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Secu-rities on any securities exchange and any registration thereof under the Exchange Act, (vi) any fees payable to investment rating agencies with respect to the Securities,
               (vii) any filing for review of the public offering of the Securities by the National Association of Securities Deal-ers, Inc. and (viii) the performance of the Company's other obligations hereunder; and

                    (i) that the Company will not, without the consent of the Representatives, offer or sell, or publicly announce its intention to offer or sell, (i) any debt securities pursuant to a public offering or (ii) any unse-cured debt securities pursuant to a private placement which contemplates the purchasers of such debt securities receiving customary registration rights, in each case dur-ing the period beginning on the date of the Pricing Agree-ment and ending the 90th day following the date of the Pricing Agreement. The Company has not taken, and will not take, directly or indirectly, any action which might reasonably be expected to cause or result in the stabili-zation or manipulation of the price of any security to facilitate the sale or resale of the Securities.

                    5. Reimbursement of Underwriters' Expenses: If the Securities of a series to which the attached Pricing Agreement relates are not delivered for any reason other than (a) a ter-mination of the obligations of the several Underwriters in accordance with clause (a), (c) or (d) of Section 7 hereof, or
          (b) a default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reim-burse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

                    6. Conditions of Underwriters' Obligations: The several obligations of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the representa-tions and warranties on the part of the Company herein on the Representation Date and at the Closing Date (including those contained in the Pricing Agreement), to the accuracy of the statements of officers of the Company made pursuant to the pro-visions hereof, to the performance by the Company of its obli-gations hereunder and to the following conditions:

                    (a) The Company shall furnish to the Representatives at the Closing Date an opinion of Carter, Ledyard & Milburn, counsel for the Company, or other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

                         (i) the Pricing Agreement (which incorporates by reference all the provisions of this Agreement) has been duly authorized, executed and delivered by the Company;

                        (ii) the Indenture has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, constitutes the legal, valid and binding agreement of the Company enforceable against the Com-pany in accordance with its terms, except insofar as the enforceability thereof may be limited by bank-ruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

                       (iii) the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and deliv-ered to and paid for by the Underwriters, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except insofar as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general principles of equity;

                        (iv) the Securities and the Indenture conform in all material respects to the summary descriptions thereof contained in the Registration Statement and Prospectus;

                         (v) the Registration Statement and the Prospec-tus (except as to the financial statements and sched-ules and other financial and statistical data con-tained or incorporated by reference therein and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the require-ments of the Act;

                        (vi)  the Registration Statement has become
                    effective under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

                       (vii) no approval, authorization, consent or order of or filing with any United States Federal or New York State governmental or regulatory commission, board, body, authority or agency is required in con-nection with the issue or sale of the Securities by the Company as contemplated hereby, other than regis-tration of the Securities under the Act and qualifi-cation of the Indenture under the Trust Indenture Act (except such counsel need express no opinion as to any necessary qualification under the state securi-ties or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters);

                      (viii) the Indenture has been duly qualified under the Trust Indenture Act.

                    In addition, such counsel shall state that it has
               participated in conferences with officers and other repre-sentatives of the Company, representatives of the indepen-dent public accountants of the Company and representatives of the Underwriters, at which the contents of the Regis-tration Statement and Prospectus were discussed and, although such counsel has not independently verified, is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (iv) above), no facts have come to the attention of such coun-sel, in the course of such participation, that causes it to believe that the Registration Statement, or any post-effective amendment thereto, as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any sup-plement thereto, at the date of such Prospectus or such supplement and at all times up to and including the Clos-ing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circum-stances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Reg-istration Statement or Prospectus or with respect to the Trustee's Statement of Eligibility on Form T-1).

                    In rendering such opinion, counsel may state that
               such opinion is limited to United States Federal and New
               York law.

                    (b) The Company shall furnish to the Representatives at the Closing Date an opinion of David R. Birk, Senior Vice President and General Counsel for the Company, or such other counsel to the Company acceptable to the Repre-sentatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

                         (i) the Company is a corporation validly exist-ing and in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Pro-spectus and to issue, sell and deliver the Securities as herein contemplated;

                        (ii) the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights;

                       (iii) each of the Subsidiaries organized in the United States of America is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business (in rendering this opinion with respect to jurisdictions other than the State of New York, such counsel may state that he is relying on certificates and other documents of public officials of such jurisdictions);

                        (iv) the Company is duly qualified to transact business as a foreign corporation in the jurisdictions listed on Schedule A hereto, other than the State of New York (in rendering this opinion, such counsel may state that he is relying on certifi-cates and other documents of public officials of such jurisdictions);

                         (v) to the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) to which the Company or any of its Sub-sidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any United States Federal or New York State law, regulation or rule, or under any decree, judg-ment or order applicable to the Company or any of its Subsidiaries;

                         (vi) the execution, delivery and performance of
                    the Pricing Agreement and the Indenture and the issu-ance of the Securities by the Company and the consum-mation by the Company of the transactions contem-plated hereby and thereby do not and will not con-flict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any provisions of the charter or by-laws of the Company or any of its Sub-sidiaries or under any provision of any material license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instru-ment to which the Company or any of its Subsidiaries is a party or by which any of them or their respec-tive properties may be bound or affected, or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                         (vii) to the best of such counsel's knowl-edge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                         (viii) to the best of such counsel's knowl-edge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective proper-ties, at law or in equity or before or by any commis-sion, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                         (ix) the documents incorporated by reference in the Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed), complied as to form in all material respects with the Exchange Act (except as to the financial statements and schedules and other financial and sta-tistical data contained or incorporated by reference therein as to which such counsel need express no opinion);

                    (c) The Representatives shall have received from the Company's independent public accountants letters dated, respectively, as of the date of the Pricing Agreement and the Closing Date, and addressed to the Underwriters in the forms heretofore approved by the Representatives.

                    (d) The Representatives shall have received at the Closing Date the favorable opinion of counsel for the Underwriters, dated the Closing Date, in form and sub-stance reasonably satisfactory to the Representatives.

                    (e) Prior to the Closing Date (i) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Prospectus and all amendments or supplements thereto, or modifica-tions thereof, if any, shall not contain an untrue state-ment of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circum-stances under which they are made, not misleading.

                    (f) Between the time of execution of the Pricing Agreement and the Closing Date, (i) no material and unfa-vorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business or condition of the Company and its Sub-sidiaries taken as a whole shall occur or become known and
               (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

                    (g) The Company will, at the Closing Date, deliver to the Representatives a certificate of two of its execu-tive officers to the effect that the representations and warranties of the Company set forth in Section 3 of this Agreement and the conditions set forth in subsections (e) and subsection (f) of this Section 6 have been met and are true and correct as of such date.

                    (h) The Company shall have furnished to the Repre-sentatives such other documents and certificates as to the accuracy and completeness of any statement in the Regis-tration Statement and the Prospectus as of the Closing Date as the Representatives may reasonably request.

                    (i) The Company shall perform such of its obliga-tions under this Agreement and the Pricing Agreement as are to be performed by the terms hereof at or before the Closing Date.

                    (j) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceed-ings for that purpose have been instituted or threatened.

                    (k) At the Closing Date, counsel for the Underwrit-ers shall have been furnished with such information, cer-tificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opin-ions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                    7. Termination: The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives or any group of Underwriters (which may include the Representatives) which has agreed pursuant to the Pricing Agreement to purchase in the aggregate at least 50% of the Securities if, at any time prior to the Closing Date, (a) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange,
          (b) a downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations promulgated under the Act or such organization shall have publicly announced that it has under surveillance or review, other than with possible positive implications, its rating of any of the Company's debt securities, (c) a banking moratorium shall have been declared either by the United States or New York State authorities, or (d) the United States shall have declared war in accordance with its constitutional pro-cesses or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Representatives or in the judgment of such group of Under-writers, to make it impracticable to market the Securities.

                    If the Representatives or any group of Underwriters elects to terminate this Agreement as provided in this Sec-tion 7, the Company and each other Underwriter shall be noti-fied promptly by letter or telegram.

                    If the sale to the Underwriters of the Securities, as contemplated by this Agreement and the Pricing Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent pro-vided in Sections 4(h), 5, 8 and 9 hereof), and the Underwrit-ers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Sections 8 and 9 hereof) or to one another hereunder.

                    8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Sec-tion 15 of the Act as follows:

                    (i) against any and all loss, liability, claim, dam-age and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) under the Act, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue state-ment or alleged untrue statement of a material fact con-tained in any preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (ii) against any and all loss, liability, claim, dam-age and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omis-sion, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Represen-tatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, com-menced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity provided in this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written informa-tion furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any prelimi-nary Prospectus, the indemnity provided in this
               Section 8(a) shall not inure to the benefit of any Under-writer from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the

               Securities concerned to the extent that (i) any such loss, claim, damage, liability or expense of such Underwriter and its affiliates results from the fact that a copy of the final Prospectus was not sent or given to such person at or prior to the written confirmation of sale of such Securities as required by the Act, and (ii) the untrue statement or omission has been corrected in the final Prospectus.

                    (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each per-son, if any, who controls the Company within the meaning of
          Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amend-ment thereto) or such preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

                    (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indem-nity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this Section 8. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                    9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in Section 8 is for any reason held to be unen-forceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by Section 8 incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are respon-sible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Pro-spectus or any supplement thereto bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

                    10. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, at their addresses fur-nished to the Company in the Pricing Agreement for the purpose of communications hereunder and, if to the Company, shall be sufficient in all respects if delivered or telefaxed to the Company at the offices of the Company at 80 Cutter Mill Road, Great Neck, New York 11021, Attention: Mr. Raymond Sadowski (fax no. (516) 466-0349).

                    11. Construction: This Agreement and the Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                    12. Parties at Interest: The Agreement herein set forth and the Pricing Agreement have been and are made solely for the benefit of the Underwriters and the Company and the controlling persons, directors and officers referred to in Sec-tions 8 and 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such pur-chaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement.

                                    Schedule A

          JURISDICTIONS IN WHICH AVNET, INC. IS INCORPORATED OR QUALIFIED

          Alabama, Alaska, Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Caro-lina, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Texas, Utah, Washington, Wisconsin

                                    AVNET, INC.

                                  DEBT SECURITIES

                                 PRICING AGREEMENT

                                                                   , 199

          Avnet, Inc.
          80 Cutter Mill Road
          Great Neck, New York 11021
          Attention:

          Ladies and Gentlemen:

                    Referring to the Debt Securities of Avnet, Inc. (the "Company") covered by the Registration Statement on Form S-3
          (No. 33-      ) (the "Registration Statement") filed by the
          Company, on the basis of the representations, warranties and agreements contained in this Agreement and in the Company's Standard Underwriting Agreement Provisions attached hereto (the "Standard Underwriting Agreement"), and subject to the terms and conditions set forth herein and therein, the Underwriters named on Schedule I hereto ("Underwriters") agree to purchase, severally and not jointly, and the Company agrees to sell to
          the Underwriters, $           aggregate principal amount of
               %                    Due                (the "Securities")
          in the respective principal amounts set forth opposite the names of the Underwriters on Schedule A hereto.

                    The price at which the Securities shall be purchased
          from the Company by the Underwriters shall be      % of the
          principal amount thereof [plus accrued interest from
                        , 199 ]. The Securities will be offered as set forth in the Prospectus supplement relating thereto.

          The Securities will have the following terms:

          Title:

          Interest Rate:          % per annum

          Interest Payment Dates:              and
          commencing            , 199

          Maturity:

          Other Provisions:  as set forth in the Prospectus Supplement relating to the Securities

          Closing:               A.M. on               , 19  , at
                                            , in New York Clearing House
                             (next day) funds.

                    Name[s] and Address[es] of Representative[s]:













                    The provisions contained in the Standard Underwriting Agreement, a copy of which has been filed as Exhibit 1 to the Registration Statement, are incorporated herein by reference.

                    The Securities will be made available for checking
          and packaging at the office of                      at least 24
          hours prior to the Closing Date.

                    We represent that we are authorized to act for the several Underwriters named in Schedule A hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

                    This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

                    If the foregoing is in accordance with your under-standing of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                      Very truly yours,



                                      [NAMES OF REPRESENTATIVES]
                                      On behalf of themselves and
                                        as Representatives of the
                                        Several Underwriters
                                      By_____________________________




                                      By_____________________________
                                        Name:
                                        Title:


          The foregoing Pricing Agreement
          is hereby confirmed as of the
          date first above written

          AVNET, INC.


          By__________________________
            Name:
            Title:

                                    SCHEDULE I




                                                       Principal
                    Underwriter                        Amount

                                                       $






























                                                        _______
                    Total. . . . . . . . . . . . . . . $_______

                                      EXHIBIT 4

          _______________________________________________________________










                                    AVNET, INC.


                                 ________________

                                     INDENTURE


                            Dated as of January 1, 1994

                                 ________________



                        THE FIRST NATIONAL BANK OF CHICAGO,
                                      Trustee










          _______________________________________________________________

                                CROSS REFERENCE TABLE


          TIA                                                Indenture
          Section                                             Section

          310 (a) (1) ......................................    609
              (a) (2) ......................................    609
              (a) (3) ......................................    N.A.
              (a) (4) ......................................    N.A.
              (b) ..........................................    608,610
              (c) ..........................................    N.A.
          311 (a) ..........................................    613
              (b) ..........................................    613
              (c) ..........................................    N.A.
              (d) ..........................................    701, 702
          312 (a) ..........................................    702
              (b) ..........................................    702
              (c) ..........................................    703
          313 (a) ..........................................    703
              (b) (1) ......................................    N.A.
              (b) (2) ......................................    703
              (c) ..........................................    703
          314 (a) ..........................................    704, 1005
              (b) ..........................................    N.A.
              (c) (1) ......................................    102
              (c) (2) ......................................    102
              (c) (3) ......................................    N.A.
              (d) ..........................................    N.A.
              (e) ..........................................    102
              (f) ..........................................    N.A.
          315 (a) ..........................................    601, 603
              (b) ..........................................    602
              (c) ..........................................    601
              (d) ..........................................    601
              (e) ..........................................    514
          316 (a) (last sentence)...........................    N.A.
              (a) (1) (A)...................................    512
              (a) (1) (b)...................................    513
              (a) (2) ......................................    N.A.
              (b) ..........................................    508
              (c) ..........................................    512
          317 (a) (1) ......................................    503
              (a) (2) ......................................    504
              (b) ..........................................    1003
          318 (a) ..........................................    108

          ___________________

               N.A. means Not Applicable.

               Note: This Cross-Reference Table shall not, for any pur-pose, be deemed to be a part of the Indenture.

                                 TABLE OF CONTENTS


                                                                     Page


          PARTIES ...............................................     1
          RECITALS ..............................................     1

                                    ARTICLE ONE

                         DEFINITIONS AND OTHER PROVISIONS
                              OF GENERAL APPLICATION

          SECTION 101.   Definitions ............................     1
                         "Act" ..................................     2
                         "Affiliate" ............................     2
                         "Attributable Debt" ....................     2
                         "Authorized Newspaper" .................     2
                         "Authorized Officer" ...................     3
                         "Bearer Security" ......................     3
                         "Board of Directors" ...................     3
                         "Board Resolution" .....................     3
                         "Business Day" .........................     3
                         "Capital Stock" ........................     3
                         "CEDEL S.A." ...........................     3
                         "Commission" ...........................     4
                         "Company" ..............................     4
                         "Company Request" and "Company
                            Order"...............................     4
                         "Consolidated Net Assets" ..............     4
                         "Corporate Trust Office" ...............     4
                         "Coupon" ...............................     4
                         "Debt" .................................     4
                         "Default Interest" .....................     4
                         "Dollar or $" ..........................     4
                         "DTC" ..................................     5
                         "Euro-clear" ...........................     5
                         "Event of Default" .....................     5
                         "Funded Debt" ..........................     5
                         "Holder" ...............................     5
                         "Indenture" ............................     5
                         "Interest" .............................     5
                         "Interest Payment Date" ................     5
                         "Internal Revenue Code" ................     6
                         "Maturity" .............................     6
                         "Mortgage" .............................     6
                         "Officers' Certificate" ................     6
                         "Opinion of Counsel" ...................     6

                                                                     Page

                         "Original Issue Discount
                           Security" ............................     6
                         "Outstanding" ..........................     6
                         "Paying Agent" .........................     8
                         "Person" ...............................     8
                         "Place of Payment" .....................     8
                         "Predecessor Security" .................     8
                         "Principal Property" ...................     8
                         "Redemption Date" ......................     9
                         "Redemption Price" .....................     9
                         "Registered Security" ..................     9
                         "Regular Record Date" ..................     9
                         "Responsible Officer" ..................     9
                         "Restricted Subsidiary" ................     10
                         "Securities" ...........................     10
                         "Security Register" and
                           "Security Registrar" .................     10
                         "Special Record Date" ..................     10
                         "Stated Maturity" ......................     10
                         "Subsidiary" ...........................     10
                         "Trustee" ..............................     10
                         "Trust Indenture Act" ..................     10
                         "United States" ........................     10
                         "United States Alien" ..................     11
                         "U.S. Government Obligation" ...........     11
                         "Voting Stock" .........................     11

          SECTION 102.   Compliance Certificates and Opin-
                           ions .................................     11

          SECTION 103.   Form of Documents Delivered to
                           Trustee ..............................     12

          SECTION 104.   Acts of Holders ........................     13

          SECTION 105.   Notices, Etc., to Trustee and
                           Company ..............................     15

          SECTION 106.   Notice to Holders; Waiver ..............     15

          SECTION 107.   Language of Notices, Etc. ..............     17

          SECTION 108.   Conflict with Trust Indenture Act.......     17

          SECTION 109.   Effect of Headings and Table of
                           Contents .............................     17

                                                                     Page

          SECTION 110.   Successors and Assigns .................     17

          SECTION 111.   Separability Clause ....................     17

          SECTION 112.   Benefits of Indenture ..................     17

          SECTION 113.   Governing Law ..........................     18

          SECTION 114.   Legal Holidays .........................     18

                                    ARTICLE TWO

                                  SECURITY FORMS

          SECTION 201.   Forms Generally ........................     18

          SECTION 202.   Form of Trustee's Certificate of
                           Authentication .......................     19

          SECTION 203.   Securities in Global Form ..............     19

                                   ARTICLE THREE

                                  THE SECURITIES

          SECTION 301.   Amount Unlimited; Issuable in
                           Series ...............................     20

          SECTION 302.   Denominations ..........................     24

          SECTION 303.   Execution, Authentication, Deliv-
                           ery and Dating .......................     24

          SECTION 304.   Temporary Securities ...................     27

          SECTION 305.   Registration, Registration of
                           Transfer and Exchange ................     30

          SECTION 306.   Mutilated, Destroyed, Lost and
                           Stolen Securities ....................     34

          SECTION 307.   Payment of Interest; Interest
                           Rights Preserved .....................     35

          SECTION 308.   Persons Deemed Owners ..................     37

          SECTION 309.   Cancellation ...........................     38

                                                                     Page

          SECTION 310.   Computation of Interest ................     38

                                   ARTICLE FOUR

                            SATISFACTION AND DISCHARGE

          SECTION 401.   Satisfaction and Discharge of
                           Indenture ............................     39

          SECTION 402.   Application of Trust Money .............     40

          SECTION 403.   Discharge and Defeasance of Secu-
                           rities of any Series .................     41

                                   ARTICLE FIVE

                                     REMEDIES

          SECTION 501.   Events of Default ......................     43

          SECTION 502.   Acceleration of Maturity; Rescis-
                           sion and Annulment ...................     45

          SECTION 503.   Collection of Indebtedness and
                           Suits for Enforcement by Trus-
                           tee ..................................     46

          SECTION 504.   Trustee May File Proofs of Claim .......     47

          SECTION 505.   Trustee May Enforce Claims With-
                           out Possession of Securities or
                           Coupons ..............................     48

          SECTION 506.   Application of Money Collected .........     48

          SECTION 507.   Limitation on Suits ....................     49

          SECTION 508.   Unconditional Rights of Holders
                           To Receive Principal, Premium
                           and Interest .........................     50

          SECTION 509.   Restoration of Rights and Reme-
                           dies .................................     50

          SECTION 510.   Rights and Remedies Cumulative .........     51

          SECTION 511.   Delay or Omission Not Waiver ...........     51

                                                                     Page

          SECTION 512.   Control by Holders .....................     51

          SECTION 513.   Waiver of Past Defaults ................     52

          SECTION 514.   Undertaking for Costs ..................     52

          SECTION 515.   Waiver of Stay or Extension Laws .......     53

                                    ARTICLE SIX

                                    THE TRUSTEE

          SECTION 601.   Certain Duties and Responsibili-
                           ties .................................     53

          SECTION 602.   Notice of Defaults .....................     55

          SECTION 603.   Certain Rights of Trustee ..............     55

          SECTION 604.   Not Responsible for Recitals or
                           Issuance of Securities ...............     57

          SECTION 605.   May Hold Securities ....................     57

          SECTION 606.   Money Held in Trust ....................     57

          SECTION 607.   Compensation and Reimbursement .........     57

          SECTION 608.   Disqualification; Conflicting
                           Interests ............................     58

          SECTION 609.   Corporate Trustee Required; Eli-
                           gibility .............................     58

          SECTION 610.   Resignation and Removal; Appoint-
                           ment of a Successor ..................     59

          SECTION 611.   Acceptance of Appointment by Suc-
                           cessor ...............................     61

          SECTION 612.   Merger, Conversion, Consolidation
                           or Succession to Business ............     63

          SECTION 613.   Preferential Collection of Claims
                           Against Company ......................     63

                                                                     Page

                                   ARTICLE SEVEN

                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 701.   Company To Furnish Trustee Names
                           and Addresses of Holders of
                           Registered Securities ................     63

          SECTION 702.   Preservation of Information; Com-
                           munications to Holders ...............     64

          SECTION 703.   Reports by Trustee .....................     66

          SECTION 704.   Reports by Company .....................     68

                                   ARTICLE EIGHT

                        CONSOLIDATION, MERGER, CONVEYANCE,
                                 TRANSFER OR LEASE

          SECTION 801.   Company May Consolidate, Etc.,
                           Only on Certain Terms.................     69

          SECTION 802.   Successor Substituted ..................     70

                                   ARTICLE NINE

                              SUPPLEMENTAL INDENTURES

          SECTION 901.   Supplemental Indentures Without
                           Consent of Holders ...................     71

          SECTION 902.   Supplemental Indentures with Con-
                           sent of Holders ......................     72

          SECTION 903.   Execution of Supplemental Inden-
                           tures ................................     74

          SECTION 904.   Effect of Supplemental Indentures.......     74

          SECTION 905.   Conformity with Trust Indenture
                           Act ..................................     74

          SECTION 906.   Reference in Securities to Sup-
                           plemental Indentures .................     74

                                                                     Page

                                    ARTICLE TEN

                                     COVENANTS

          SECTION 1001.  Payment of Principal, Premium and
                           Interest .............................     75

          SECTION 1002.  Maintenance of Office or Agency ........     75

          SECTION 1003.  Money for Security Payments To Be
                           Held in Trust ........................     77

          SECTION 1004.  Restrictions on Secured Debt ...........     79

          SECTION 1005.  Statement as to Compliance .............     81

          SECTION 1006.  Corporate Existence ....................     81

          SECTION 1007.  Waiver of Certain Covenants ............     81

          SECTION 1008.  Additional Amounts .....................     82

          SECTION 1009.  Restrictions on Sales and
                           Leasebacks ...........................     83

                                  ARTICLE ELEVEN

                             REDEMPTION OF SECURITIES

          SECTION 1101.  Applicability of This Article ..........     84

          SECTION 1102.  Election To Redeem; Notice to
                           Trustee ..............................     84

          SECTION 1103.  Selection by Trustee of Securi-
                           ties To Be Redeemed ..................     84

          SECTION 1104.  Notice of Redemption ...................     85

          SECTION 1105.  Deposit of Redemption Price ............     86

          SECTION 1106.  Securities Payable on Redemption
                           Date .................................     86

          SECTION 1107.  Securities Redeemed in Part ............     88

                                                                     Page

                                  ARTICLE TWELVE

                                   SINKING FUNDS

          SECTION 1201.  Applicability of Article ...............     88

          SECTION 1202.  Satisfaction of Sinking Fund Pay-
                           ments With Securities ................     89

          SECTION 1203.  Redemption of Securities for
                           Sinking Fund .........................     89

                                 ARTICLE THIRTEEN

                       MEETINGS OF THE HOLDERS OF SECURITIES

          SECTION 1301.  Purposes for Which Meetings May
                           Be Called ............................     90

          SECTION 1302.  Call, Notice and Place of Meet-
                           ings .................................     90

          SECTION 1303.  Persons Entitled To Vote at Meet-
                           ings .................................     91

          SECTION 1304.  Quorum; Action .........................     91

          SECTION 1305.  Determination of Voting Rights;
                           Conduct and Adjournment of
                           Meeting ..............................     93

          SECTION 1306.  Counting Votes and Recording
                           Action of Meetings ...................     94

          COUNTERPARTS
          TESTIMONIUM
          SIGNATURES AND SEALS
          ACKNOWLEDGMENTS

          Exhibit A.     Form of Registered Security
          Exhibit B.     Form of Bearer Security
          Exhibit C.     Forms of Certification

                    INDENTURE, dated as of January 1, 1994 between Avnet, Inc., a New York corporation (hereinafter called the "Company") having its principal office at 80 Cutter Mill Road, Great Neck, New York 11021, and The First National Bank of Chicago, as trustee (the "Trustee").

                              RECITALS OF THE COMPANY

                    The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evi-dences of indebtedness (hereinafter called the "Securities"), to be issued in one or more series as in this Indenture provided.

                    All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                    For and in consideration of the premises and the pur-chase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

                                    ARTICLE ONE

                         DEFINITIONS AND OTHER PROVISIONS
                              OF GENERAL APPLICATION

                    SECTION 101.   Definitions.

                    For all purposes of this Indenture, except as other-wise expressly provided or unless the context otherwise requires:

                    (1) the terms defined in this Article have the mean-ings assigned to them in this Article, and include the plural as well as the singular;

                    (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                    (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting princi-ples" with respect to any computation required or permit-ted hereunder shall mean such accounting principles which are generally accepted in the United States at the date or time of such computation; and

                    (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                    Certain terms, used principally in Article Six, are defined in that Article.

                    "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "con-trolled" have meanings correlative to the foregoing.

                    "Attributable Debt" means, as to any particular lease, the greater of the fair market value of the property subject to the lease (as determined by the Board of Directors) or the total net amount of rent required to be paid during the remaining term of the lease, discounted by the weighted average effective interest cost per annum of the Outstanding Securities of all series compounded semi-annually.

                    "Authorized Newspaper" means a newspaper, in the Eng-lish language or in an official language of the country of pub-lication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of gen-eral circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the fore-going requirements and in each case on any Business Day.

                    "Authorized Officer", when used with respect to the Company, means the Chairman of the Board, ant Vice Chairman of the Board, the President,the chief executive officer, the chief financial officer, the chief operating the chief legal officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company.

                    "Bearer Security" means any Security substantially in the form for Bearer Securities set forth in Exhibit B or estab-lished pursuant to Section 201 which is payable to bearer.

                    "Board of Directors" means either the board of direc-tors of the Company or any duly authorized committee of that board.

                    "Board Resolution" means a copy of a resolution cer-tified by the Secretary or an Assistant Secretary of the Com-pany to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                    "Business Day", when used with respect to any Place of Payment or any other particular location referred to in the Indenture or in the Securities, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close, unless otherwise specified for a particular series of Securities.

                    "Capital Stock", as applied to the stock of any cor-poration, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or invol-untary liquidation, dissolution or winding up of such corporation.

                    "CEDEL S.A." means Centrale de Livraison de Valeurs Mobilieres S.A.

                    "Commission" means the Securities and Exchange Com-mission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                    "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such suc-cessor Person.

                    "Company Request" and "Company Order" mean, respec-tively, a written request or order signed in the name of the Company by two Authorized Officers of the Company, and deliv-ered to the Trustee.

                    "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

                    "Corporate Trust Office" means the principal corpo-rate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention:
          Corporate Trust Administration, except that for purposes of
          Section 1002, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, 8th Floor, New York, New York 10005, Attention: Corporate Trust Administration.

                    "Coupon" means any interest coupon appertaining to a Bearer Security.

                    "Debt" has the meaning specified in Section 1004.

                    "Default Interest" has the meaning specified in Sec-tion 307.

                    "Dollar or $" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

                    "DTC" means The Depository Trust Company or a nominee thereof or successor thereto.

                    "Euro-clear" means the operator of the Euro-clear
          System.

                    "Event of Default" has the meaning specified in Sec-tion 501.

                    "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extend-ible beyond 12 months from such date at the option of the bor-rower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so cap-italized and to be included as an asset for the purposes of the definition of Consolidated Net Assets).

                    "Holder" means in the case of a Registered Security the Person in whose name the Security is registered in the Security Register and in the case of a Bearer Security or any related coupon the bearer thereof.

                    "Indenture" means this instrument as originally exe-cuted or as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Securities established as contemplated by Section 301.

                    "Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

                    "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

                    "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                    "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declara-tion of acceleration, call for redemption or otherwise.

                    "Mortgage" has the meaning specified in Section 1004.

                    "Officers' Certificate" means a certificate signed by two Authorized Officers of the Company and delivered to the Trustee.

                    "Opinion of Counsel" means a written opinion of coun-sel, who may be an employee of or counsel to the Company or may be other counsel satisfactory to the Trustee.

                    "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of accelera-tion of the Stated Maturity thereof pursuant to Section 502.

                    "Outstanding", when used with respect to Securities of all series or Securities of any series means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

                    (i) Such Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                   (ii) Such Securities or portions thereof for whose payment or redemption (a) money in the necessary amount has been theretofore deposited in trust with the Trustee or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto or
               (b) U.S. Government Obligations as contemplated by Section 403 in the necessary amount have been theretofore depos-ited in satisfaction of the requirements of Section 403 with the Trustee (or another trustee satisfying the requirements of Section 609) in trust for the Holders of such Securities and any coupons thereto appertaining in accordance with Section 402; provided that, if such

               Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provi-sion therefor satisfactory to the Trustee has been made; and

                  (iii)  Such Securities which have been paid pursuant to
               Section 402 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securi-ties are valid obligations of the Company;

          provided, however, that in determining whether the Holders of the requisite principal amount of such Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is pre-sent at a meeting of Holders of such Securities, (i) the prin-cipal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the princi-pal thereof that would be due and payable as of the date of such determination upon acceleration of the Stated Maturity thereof pursuant to Section 502, (ii) the principal amount of Securities denominated in more than one currency (including composite currencies) shall be the Dollar equivalent (deter-mined, unless otherwise provided as contemplated by
          Section 301, on the basis of the spot rate of exchange, on the date of such determination, for any currency other than Dollars as determined by the Company or by an authorized exchange rate agent and evidenced to the Trustee by an Officers' Certificate) of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of such determination of the amount determined as provided in
          (i) above) of such Securities, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disre-garded and deemed not to be Outstanding, except that, in deter-mining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. For purposes of clause (ii) above, an exchange rate agent may be authorized in advance or from time to time by the Company, and may be the Trustee. Any such determination by the Company or by any such exchange rate agent shall be conclu-sive and binding on all Holders of Securities and related cou-pons, if any, and neither the Trustee, the Company nor such exchange rate agent shall be liable therefor in the absence of bad faith.

                    "Paying Agent" means any Person (including the Com-pany) authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

                    "Person" means any individual, corporation, partner-ship, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                    "Place of Payment", when used with respect to any series of Securities or any coupons, means the place or places where, subject to the provisions of Section 1002, the principal of (and premium, if any) and interest, if any, on the Securi-ties of that series are payable as specified as contemplated by
          Section 301.

                    "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authen-ticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen cou-pon appertains, as the case may be, shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Secu-rity or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

                    "Principal Property" means any manufacturing or assembly plant or warehouse owned at the date hereof or here-after acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein with-out deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of

          Consolidated Net Assets other than (i) any such manufacturing or assembly plant or warehouse or any other real property or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other simi-lar statute of the United States), (ii) any property which in the opinion of the Board of Directors is not of material impor-tance to the total business conducted by the Company as an entirety or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

                    "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemp-tion by or pursuant to this Indenture.

                    "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture (including any premium with respect thereto).

                    "Registered Security" means any Security substan-tially in the form for Registered Securities set forth in Exhibit A or established pursuant to Section 201 which is reg-istered in the Security Register.

                    "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contem-plated by Section 301.

                    "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Adminis-tration (or any successor group of the Trustee) including any vice president, assistant vice president, any trust officer, any assistant secretary or any other officer or assistant offi-cer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's principal Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

                    "Restricted Subsidiary" means a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (ii) which owns a Principal Property.

                    "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Secu-rities authenticated and delivered under this Indenture.

                    "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                    "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee pursuant to Section 307.

                    "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

                    "Subsidiary" means any corporation more than 50% of the outstanding Voting Stock of which at the time of determina-tion is owned, directly or indirectly, by the Company and/or one or more other Subsidiaries.

                    "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor trus-tee shall have become such pursuant to the applicable provi-sions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

                    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this instrument was executed, except as provided in Section 905.

                    "United States" means the United States of America (including the States and the District of Columbia), its terri-tories and possessions and other area subject to its jurisdiction.

                    "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corpo-ration, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partner-ship one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

                    "U.S. Government Obligation" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or
          (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of Amer-ica, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custo-dian with respect to any such obligation evidenced by such depository receipt or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custo-dian in respect of the obligation set forth in (i) or (ii) above or the specific payment of interest on or principal of such obligation evidenced by such depository receipt.

                    "Voting Stock" means Capital Stock of a corporation of the class or classes having general voting power under ordi-nary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespec-tive of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occur-rence of any contingency).

                    SECTION 102.   Compliance Certificates
                                   and Opinions.

                    Upon any application or request by the Company to the Trustee to take any action under any provision of this Inden-ture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, pro-vided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                    Every certificate or opinion with respect to compli-ance with a condition or covenant provided for in this Inden-ture (other than certificates provided pursuant to Subsection 704(4)) shall include:

                    (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opin-ion as to whether or not such condition or covenant has been complied with; and

                    (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been com-plied with.

                    SECTION 103.   Form of Documents Delivered
                                   to Trustee.

                    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Per-son, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                    Any certificate or opinion of an officer of the Com-pany may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or represen-tations with respect to the matters upon which his certificate or opinion is based are erroneous.

                    Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a cer-tificate or opinion of, or representations by, an Authorized Officer or Authorized Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                    SECTION 104.   Acts of Holders.

                    (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Inden-ture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writ-ing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein some-times referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of an execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company and any agent of the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1306.

                    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affida-vit of a witness of such execution or by a certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual sign-ing such instrument or writing acknowledged to him the execu-tion thereof. Where such execution is by an officer of a cor-poration or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which shall be satisfac-tory to the Trustee.

                    (c) The principal amount and serial numbers of Reg-istered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

                    (d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Secu-rities or by a certificate executed, by any trust company, bank, banker or other depositary, as depositary, wherever situ-ated, if such certificate shall be satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit shall be satisfac-tory to the Trustee. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Per-son, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer

          Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which shall be satisfactory to the Trustee.

                    (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trus-tee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                    SECTION 105.   Notices, Etc., to Trustee
                                   and Company.

                    Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                    (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trus-tee at its Corporate Trust Office, which, as of the date of this Indenture, is: One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corpo-rate Trust Administration; or

                    (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of the Corporate Secretary or at any other address previously furnished in writing to the Trustee by the Company.

                    SECTION 106.   Notice to Holders; Waiver.

                    Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

                    (1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice;

                    (2) such notice shall be sufficiently given to Holders of Bearer Securities if published in an autho-rized Newspaper in the City of New York and in such other city or cities as may be specified in such Securities on a Business Day at least once, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

                    If, by reason of the suspension of regular mail ser-vice, it shall be impracticable to mail notice of any event to Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Indenture, then such manner of giving such notice as shall be acceptable to the Trustee shall constitute sufficient giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice with respect to Holders of Bearer Securities given as provided herein.

                    If, by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given in a manner satisfactory to the Trustee shall constitute suffi-cient notice to such Holders for every purpose hereunder. Nei-ther the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

                    Where this Indenture provides for notice in any man-ner, such notice may be waived in writing by the Person enti-tled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waiv-ers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                    SECTION 107.   Language of Notices, Etc.

                    Any request, demand, authorization, direction, notice, consent, waiver, Act of Holders or other document required or permitted under this Indenture shall be in the Eng-lish language, except that any published notice may be in an official language of the country of publication.

                    SECTION 108.   Conflict with Trust Indenture Act.

                    If any provision hereof limits, qualifies or con-flicts with any obligation or requirement included or deemed included herein by operation of the Trust Indenture Act, such obligation or requirement of the Trustee Indenture Act shall control.

                    SECTION 109.   Effect of Headings and
                                   Table of Contents.

                    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                    SECTION 110.   Successors and Assigns.

                    All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                    SECTION 111.   Separability Clause.

                    In case any provision in this Indenture or the Secu-rities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining pro-visions shall not in any way be affected or impaired thereby.

                    SECTION 112.   Benefits of Indenture.

                    Nothing in this Indenture or the Securities or cou-pons, expressed or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                    SECTION 113.   Governing Law.

                    This Indenture and the Securities and any coupons shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws provisions thereof.

                    SECTION 114.   Legal Holidays.

                    In any case where any Interest Payment Date, Redemp-tion Date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwith-standing any other provision of this Indenture or of the Secu-rities or coupons other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of principal (and pre-mium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next suc-ceeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity, pro-vided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

                                    ARTICLE TWO

                                  SECURITY FORMS

                    SECTION 201.   Forms Generally.

                    The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related cou-pons, if any, shall be in substantially the forms set forth in Exhibit A and Exhibit B to this Indenture, respectively, or in such other form (including temporary or permanent global form) as shall be established in one or more supplemental indentures or approved from time to time by or pursuant to a Board Resolu-tion in accordance with Section 301, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities and coupons, if any, as evidenced by their execution of the Securities and coupons, if any. If the forms of Securities and coupons, if any, of any series (or the form of any such temporary or permanent global Security) are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentica-tion and delivery of such Securities or coupons (or any such temporary or permanent global Security).

                    Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without cou-pons. If so provided as contemplated by Section 301, the Secu-rities of a series also shall be issuable in bearer form, with interest coupons, if any, attached.

                    The definitive Securities and coupons, if any, shall be printed, lithographed or engraved or produced by any combi-nation of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities and coupons, if any, as evidenced by their execution of such Secu-rities and coupons, if any.


                    SECTION 202.   Form of Trustee's Certificate
                                   of Authentication.

                    The Trustee's certificate of authentication shall be in substantially the following form:

                    This is one of the Securities of the series desig-nated herein referred to in the within-mentioned Indenture.

                                   The First National Bank of Chicago,
                                     as Trustee


                                   By_________________________________
                                          Authorized Officer

                    SECTION 203.   Securities in Global Form.

                    If Securities of a series are issuable in global form, as specified as contemplated by Section 301, then, not-withstanding clause (8) of Section 301 and the provisions of
          Section 302, any such Security shall represent such of the Out-standing Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any decrease in the amount, of Outstand-ing Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Sec-tion 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

                    Notwithstanding the provisions of Section 201 and 307, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Security in permanent global form shall be made to the Person or Persons specified therein.

                    Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of Out-standing Securities represented by a permanent global Security as shall be specified in a written statement of the Holder of such permanent global Security or, in the case of a permanent global Security in bearer form, of Euro-clear or CEDEL, S.A., which is produced to the Trustee by such Person.

                                   ARTICLE THREE

                                  THE SECURITIES

                    SECTION 301.   Amount Unlimited; Issuable
                                   in Series.

                    The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

                    The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolu-tion, and, subject to Section 303, set forth in an Officers' Certificate, or established in one or more supplemental inden-tures, prior to the issuance of Securities of any series,

                    (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                    (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenti-cated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 906 or 1107);

                    (3) the date or dates on which the principal of the Securities of the series is payable;

                    (4) the rate or rates (which may be fixed or float-ing) at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on Registered Secu-rities on any Interest Payment Date or the formula or method by which such rate or rates, or date or dates may be determined;

                    (5) the place or places where, subject to the pro-visions of Section 1002, the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securi-ties of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

                    (6) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

                    (7) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                    (8) the denominations in which any Registered Secu-rities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Bearer Securities of the series shall be issuable if other than the denomination of $5,000;

                    (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of accel-eration of the Stated Maturity thereof pursuant to Sec-tion 502;

                    (10) any paying agents, transfer agents, registrars or any other agents with respect to the Securities of the series;

                    (11) the currency or currencies, including com-posite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such Secu-rities shall be payable if other than the currency of the United States;

                    (12) if the principal of (and premium, if any), or interest, if any, on such Securities are to be payable, at the election of the Company or any Holder thereof, in a coin or currency or currencies, including composite currencies, other than that or those in which such Secu-rities are stated to be payable, the coin or currency or currencies, including composite currencies, in which pay-ment of the principal of (and premium, if any), or inter-est, if any, on Securities of such series as to which such election is made shall be payable, and the periods within which, and the terms and conditions upon which, such election may be made;

                    (13) if such Securities are to be denominated in more than one currency, including composite currencies, the basis of determining the equivalent price in the cur-rency of the United States (if other than as set forth in the definition of Outstanding) for purposes of determin-ing the voting rights of Holders of such Securities under this Indenture;

                    (14) if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on such Securities may be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined;

                    (15) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in perma-nent global form and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305;

                    (16) the applicability of Section 403 of this Indenture to the Securities of such series; and

                    (17) any other terms of or provisions applicable to the series (which terms and provisions shall not be inconsistent with the provisions of this Indenture).

                    All Securities of any one series and any coupons appertaining thereto shall be substantially identical except, in the case of Registered Securities, as to denomination and except in the case of any series of Securities, as may other-wise be provided in or pursuant to such Board Resolution referred to above and (subject to Section 303) set forth in such Officers' Certificate or in any such indenture supplemen-tal hereto. All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series. Securities may differ between series in respect of any matters.

                    If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolu-tion, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the deliv-ery of the Officers' Certificate setting forth the terms of the Securities of such series.

                    SECTION 302.   Denominations.

                    Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, any Regis-tered Securities of such series shall be issuable in denomina-tions of $1,000 and any integral multiple thereof and any Bearer Securities of such series shall be issuable in the denomination of $5,000.

                    SECTION 303.   Execution, Authentication,
                                   Delivery and Dating.

                    The Securities shall be executed on behalf of the Company by its Chairman of the Board, President and Chief Executive Officer, any Senior Vice President, any Vice Presi-dent or the Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Sec-retaries. The signature of any of these officers on the Secu-rities may be manual or facsimile. Coupons shall bear the facsimile signature of the Treasurer or any Assistant Trea-surer of the Company.

                    Securities and coupons bearing the manual or fac-simile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, not-withstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                    At any time and from time to time after the execu-tion and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons apper-taining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authen-tication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connec-tion with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit C-1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary global Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary global Security and this Indenture. If any Security shall be represented by a perma-nent global Bearer Security, then, for purposes of this Sec-tion and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

                    If the forms or terms of the Securities of the series and any related coupons have been established in or pursuant to one or more Board Resolutions as permitted by Sec-tions 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully pro-tected in relying upon, an Opinion of Counsel stating,

                    (a) if the forms of such Securities and any coupons have been established by or pursuant to a Board Resolution as permitted by Section 201, that such forms have been established in conformity with the provisions of this Indenture;

                    (b) if the terms of such Securities and any coupons have been established by or pursuant to a Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

                    (c) that such Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obliga-tions of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insol-vency, reorganization and other laws of general applica-bility relating to or affecting the enforcement of credi-tors' rights and to general principles of equity.

          If such forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Secu-rities and this Indenture or will otherwise affect the Trustee in a manner which is not reasonably acceptable to the Trustee.

                    Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursu-ant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

                    A Company Order delivered in the circumstances set forth in the preceding paragraph may provide that Securities which are the subject thereof will be authenticated and deliv-ered by the Trustee on original issue from time to time upon the telephonic or written order of persons designated in such Company Order (telephonic instructions to be promptly confirmed in writing by such persons) and that such persons are autho-rized to determine, consistent with the Officers' Certificate referred to in Section 301 or any applicable supplemental indenture, such terms and conditions of said Securities as are specified in such Company Order, provided the foregoing proce-dure is acceptable to the Trustee.

                    Each Registered Security shall be dated the date of its authentication. Each Bearer Security of a series shall be dated as of the date of the initial issuance of Securities of such series.

                    No Security or any related coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, or the Security to which such coupon appertains, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certifi-cate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that such Security and any related coupon are entitled to the benefits of this Indenture.

                    SECTION 304.   Temporary Securities.

                    Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substan-tially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Debt Securities of any series, such temporary Securities may be in global form, representing all or a portion of the Outstanding Debt Securities of such series. A temporary Bearer Security shall be delivered only in compliance with the conditions set forth in Section 303.

                    Except in the case of temporary Bearer Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securi-ties of any series are issued, the Company will cause defini-tive Securities of that series to be prepared without unreason-able delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon sur-render of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 1002 in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto) the Company shall exe-cute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Secu-rities of the same series and of like tenor of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Regis-tered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in
          Section 303. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same bene-fits under this Indenture as definitive Securities of such series.

                    If temporary Bearer Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "Common Depositary"), for the benefit of Euro-clear and CEDEL S.A., for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

                    Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Bearer Security of a series (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities of such series in aggregate principal amount equal to the principal amount of such temporary global Bearer Security, executed by the Company. On or after the Exchange Date, such temporary global Bearer Security shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of such series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Bearer Security, a like aggregate principal amount of defini-tive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Bearer Security to be exchanged; provided, however, that, unless otherwise specified in such temporary global Bearer Security, upon such presentation by the Common Depositary, such temporary global Bearer Security is accompanied by a certifi-cate dated the Exchange Date or a subsequent date and signed by Euro-clear as to the portion of such temporary global Bearer Security held for its account then to be exchanged and a cer-tificate dated the Exchange Date or a subsequent date and signed by CEDEL S.A. as to the portion of such temporary global Bearer Security held for its account then to be exchanged, each in the form set forth in Exhibit C-2 to this Indenture. To the extent required by applicable United States Treasury regula-tions, in the case of a Bearer Security, the Exchange Date shall not be later than the expiration of a reasonable period after the expiration of the 40-day period beginning on the date of issuance of the temporary global Bearer Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Bearer Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 303.

                    Unless otherwise specified in such temporary global Bearer Security, the interest of a beneficial owner of Securi-ties of a series in a temporary global Bearer Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euro-clear or CEDEL S.A., as the case may be, to request such exchange on his behalf and delivers to Euro-clear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit C-1 to this Indenture, dated no earlier than 15 days prior to the Exchange Date, copies of which cer-tificate shall be available from the offices of Euro-clear and CEDEL S.A., the Trustee and each Paying Agent. Unless other-wise specified in such temporary global Bearer Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Bearer Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euro-clear or CEDEL S.A. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Bearer Security shall be delivered only outside the United States.

                    Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as defini-tive Securities of the same series and of like tenor authenti-cated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Bearer Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euro-clear and CEDEL S.A. on such Interest Payment Date upon delivery by Euro-clear and

          CEDEL S.A. to the Trustee of a certificate or certificates in the form set forth in Exhibit C-3 to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the benefi-cial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euro-clear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit C-4 to this Indenture. Any interest so received by Euro-clear and CEDEL S.A. and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1003.

                    SECTION 305.   Registration, Registration of
                                   Transfer and Exchange.

                    The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency to be main-tained by the Company in accordance with Section 1002 being herein sometimes collectively referred to as the "Security Reg-ister") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securi-ties. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

                    Upon surrender for registration of transfer of any Registered Security of any series at the office or agency main-tained pursuant to Section 1002 for such purpose in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the des-ignated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

                    At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Bearer Securities may not be issued in exchange for Registered Securities.

                    At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Secu-rities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default apper-taining thereto. If the Holder of a Bearer Security is unable to produce any such unmatured or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company or jointly by the Company and the Trustee if there is furnished to them such security or indem-nity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Sec-tion 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwith-standing the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the pro-visions of this Indenture.

                    Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder mak-ing the exchange is entitled to receive.

                    Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a perma-nent global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as speci-fied as contemplated by Section 301, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for defini-tive Securities of the same series without charge and the Trus-tee shall authenticate and deliver, in exchange for each por-tion of such permanent global Security, a like aggregate prin-cipal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as con-templated by Section 301, shall be in the form of Bearer Secu-rities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selec-tion of Securities of that series to be redeemed and ending on the relevant Redemption Date; and provided, further, that no Bearer Security delivered in exchange for a portion of a perma-nent global Security (or, if specified as contemplated by Section 301, in exchange for Registered Securities) shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part and any endorsement thereon to reflect the amount represented by such exchange, such permanent global Security shall be returned by the Trustee to the Common Depositary or such other depositary or Common Depositary referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Spe-cial Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for pay-ment, as the case may be, in respect of such Registered Secu-rity, but will be payable on such Interest Payment Date or pro-posed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

                    All Securities issued upon any registration of trans-fer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                    Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar or any transfer agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

                    No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906 or 1107 not involving any transfer.

                    The Company shall not be required (i) to issue, reg-ister the transfer of or exchange Securities of any series dur-ing a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on (A) if Securi-ties of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption, and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, (ii) to reg-ister the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or

          (iii) to exchange any Bearer Security so selected for redemp-tion except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surren-dered for redemption.

                    Nothwithstanding anything in this Indenture or in the terms of a Security to the contrary, the exchange of Bearer Securities for Registered Securities will be subject to satis-faction of the provisions of the United States tax laws in effect at the time of the exchange. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be required to exchange any Bearer Security for a Registered Security if (i) as a result thereof and in the Company's judg-ment, the Company would incur adverse consequences under then applicable United States Federal income tax laws and (ii) in the case of the Trustee or any agent of the Company or the Trustee, the Company shall have delivered to such Person an Officers' Certificate and an Opinion of Counsel as to the mat-ters set forth in clause (i) above.

                    SECTION 306.   Mutilated, Destroyed, Lost and
                                   Stolen Securities.

                    If any mutilated Security or a Security with a muti-lated coupon appertaining thereto is surrendered to the Trus-tee, the Company shall execute, and the Trustee shall authenti-cate and deliver in exchange therefor, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corre-sponding to the coupons, if any, appertaining to the surren-dered Security.

                    If there shall have been delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruc-tion, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

                    In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon; provided, however, that principal of (and premium, if any) and interest, if any, on Bearer Securities shall, except as otherwise provided in
          Section 1002, be payable only at an office or agency located outside the United States; and provided, further, that, unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, interest on Bearer Securities (but not any additional amounts payable as provided in Section
          1008), shall be payable only upon presentation and surrender of the coupons appertaining thereto.

                    Upon the issuance of any new Security under this Sec-tion, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                    Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

                    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of muti-lated, destroyed, lost or stolen Securities or coupons.

                    SECTION 307.   Payment of Interest; Interest
                                   Rights Preserved.

                    Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, interest on any

          Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                    Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on Bearer Securities on or before the Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

                    Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Default Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                    (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Reg-istered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satis-factory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the pro-posed payment. The Trustee shall promptly notify the Com-pany of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Spe-cial Record Date therefor (i) to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Secu-rity Register, not less than 10 days prior to such Special Record Date, and (ii) with respect to Bearer Securities of such series, to be published as provided for in Section
               106. The Trustee may, in addition, in its discretion, in the name and at the expense of the Company, cause a simi-lar notice to be published at least once in a newspaper published in the English language customarily published on each Business Day and of general circulation in the Bor-ough of Manhattan, the City of New York, New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Spe-cial Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                    (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner or payment shall be deemed practicable by the Trustee.

                    Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                    SECTION 308.   Persons Deemed Owners.

                    Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving pay-ment of principal of (and premium, if any) and (subject to Sec-tions 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not payment on such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                    Title to any Bearer Security and any coupons apper-taining thereto shall pass by delivery. The Company, the Trus-tee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Bearer Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not payment on such Bearer Security or coupon is overdue, and neither the Com-pany, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                    SECTION 309.   Cancellation.

                    All Securities and coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and such Securities and coupons shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities can-celled as provided in this Section, except as expressly permit-ted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be destroyed by the Trustee unless other instructions are furnished to the Trustee by a Company Order.

                    SECTION 310.   Computation of Interest.

                    Except as otherwise specified as contemplated by
          Section 301 for the Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE FOUR

                            SATISFACTION AND DISCHARGE

                    SECTION 401.   Satisfaction and Discharge
                                   of Indenture.

                    This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly pro-vided for or in the form of Security for such series and any right to receive additional amounts, as provided in
          Section 1008), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

                    (1)  either

                    (A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Regis-tered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities of such series and coupons appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in
               Section 306, (iii) coupons appertaining to Securities of such series called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106 and (iv) Securities of such series and coupons appertaining thereto for whose payment money has theretofore been deposited in trust or segre-gated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trus-tee for cancellation; or

                    (B) all such Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

                           (i)  have become due and payable, or

                          (ii)  will become due and payable at their
                    Stated Maturity within one year, or

                         (iii) are to be called for redemption within one year under arrangements satisfactory to the Trus-tee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount suffi-cient to pay and discharge the entire indebtedness on such Securities and coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or the Redemption Date, as the case may be;

                    (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series; and

                    (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that, with respect to such series, all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                    Notwithstanding the satisfaction and discharge of this Indenture with respect to such series, the obligations of the Company to the Trustee with respect to such series under
          Section 607, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Sec-tion, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003, shall survive.

                    SECTION 402.   Application of Trust Money.

                    Subject to the provisions of the last paragraph of
          Section 1003, all money deposited with the Trustee pursuant to
          Section 401, all money and U.S. Government Obligations depos-ited with the Trustee (or a successor trustee satisfying the requirements of Section 609) pursuant to Section 403 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 403 shall be held in trust and shall be applied by it, in accor-dance with the provisions of the series of Securities and this Indenture, to the payment, either directly or through any Pay-ing Agent as the Trustee may determine, to the Persons entitled thereto, of all sums due and to become due thereon in respect of the principal of (and premium, if any) and interest, if any, on the Securities for which payment of such money has been deposited with the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 403.

                    SECTION 403.   Discharge and Defeasance of
                                   Securities of any Series.

                    If this Section 403 is specified, as contemplated by
          Section 301, to be applicable to the Securities of any series, then, notwithstanding the provisions of Section 401, the Com-pany shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any such series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon Company Request execute proper instruments acknowledging the same), except as to:

                    (a) the rights of Holders of Securities of such series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest, if any, on the Out-standing Securities of such series on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Secu-rities; and

                    (b) the rights, powers, trusts, duties and immuni-ties of the Trustee hereunder with respect to such series, including those set forth in Section 607; and

                    (c) either (1) if this Section 403(c)(1) is speci-fied, as contemplated by Section 301, to be applicable to the Securities of any series, the Company's obligations with respect to the Securities of such series under Sections 304, 305, 306, 1002 and 1003; or, alternatively,

               (2) if this Section 403(c)(2) is specified, as contem-plated by Section 301, to be applicable to the Securities of any series, the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1001, 1002 and 1003;

               provided that, the following conditions shall have been satisfied:

                    (d) the Company shall have irrevocably deposited or caused to be deposited (in accordance with Section 402) with the Trustee (or another trustee satisfying the requirements of Section 609) as trust funds in trust spe-cifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, with reference to this Section 403 (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one Business Day before the due date of any payment referred to in clause (A) or (B) of this subparagraph (d) money in an amount, or (iii) a combination thereof, suffi-cient, in the opinion of a nationally recognized firm of independent certified public accounts expressed in a writ-ten certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest or on the applicable Redemption Date and (B) any mandatory sinking fund pay-ments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

                    (e) such deposit shall not cause the Trustee with respect to the Securities of such series to have a con-flicting interest as defined in Section 608 or for pur-poses of the Trust Indenture Act with respect to the Secu-rities of any series;

                    (f) such deposit will not result in a breach or vio-lation of, or constitute a default under, any applicable laws, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                    (g) if this Section 403(g) is specified, as contem-plated by Section 301, to be applicable to the Securities of any series, such provision would not cause any Out-standing Securities of such series then listed on the New York Stock Exchange or other nationally recognized securi-ties exchange to be de-listed as a result thereof;

                    (h) no Event of Default or event which with the giv-ing of notice or lapse of time or both would become an Event of Default with respect to the Securities of that series shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date;

                    (i) the Company has delivered to the Trustee an Opinion of Counsel to the effect that, based upon appli-cable Federal income tax law or a ruling published by the Internal Revenue Service (which opinion, for the purposes contemplated by Section 403(c)(1), must be based on a change in applicable Federal income tax law after the date of this Indenture or a ruling published by the Internal Revenue Service after the date of this Indenture), the Holders of the Securities of such series will not recog-nize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and dis-charge had not occurred; and

                    (j) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section have been complied with.

                                   ARTICLE FIVE

                                     REMEDIES

                    SECTION 501.   Events of Default.

                    "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any adminis-trative or governmental body):

                    (1) default in the payment of any installment of interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

                    (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

                    (3) default in the deposit of any sinking fund pay-ment, when and as due by the terms of a Security of that series; or

                    (4) default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose per-formance or whose breach is elsewhere in this Section spe-cifically dealt with or which has expressly been included in this Indenture solely for the benefit of a particular series of Securities other than that series) and continu-ance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                    (5) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Com-pany in an involuntary case under any applicable bank-ruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or (B) a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                    (6) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency, reorgan-ization or other similar law now or hereafter in effect, or the consent by it to the entry of an order for relief in an involuntary case in respect of it under any such law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Com-pany or for any substantial part of its property, or the making by it of any general assignment for the benefit of creditors; or

                    (7) any other Event of Default provided with respect to Securities of that series.

                    SECTION 502.   Acceleration of Maturity;
                                   Rescission and Annulment.

                    If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Secu-rities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Hold-ers), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

                    At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                    (1) the Company has paid or deposited with the Trus-tee a sum sufficient to pay

                         (A) all overdue installments of interest on all Securities of that series,

                         (B) the principal of (and premium, if any, on) any Securities of that series which have become due other-wise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Securities,

                         (C) to the extent that payment of such interest is lawful, interest upon any overdue installments of interest at the rate or rates prescribed therefor in such Securities, and

                         (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, dis-bursements and advances of the Trustee, its agents and counsel;

               and

                    (2) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

          No such recision shall affect any subsequent default or impair any right consequent thereon.

                    SECTION 503.   Collection of Indebtedness and
                                   Suits for Enforcement by Trustee.

                    The Company covenants that if

                    (1) default is made in the payment of any install-ment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                    (2) default is made in the payment of the principal of (or premium, if any, on) any Security at its Maturity,

          the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and cou-pons for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on the overdue principal (and premium, if any) and on any overdue installments of interest, at the rate or rates prescribed therefor in such Securities and, in addition thereto, such further amount as shall be suf-ficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                    If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securi-ties and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Com-pany or any other obligor upon such Securities, wherever situated.

                    If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any cove-nant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                    SECTION 504.   Trustee May File Proofs of Claim.

                    In the case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrange-ment, adjustment, composition or other judicial proceeding rel-ative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or the creditors of the Company or such other obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue prin-cipal or interest) shall be entitled and empowered, by inter-vention in such proceeding or otherwise,

                    (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities and coupons allowed in such judicial proceeding, and

                   (ii) to collect and receive any moneys or other prop-erty payable or deliverable on any such claims and to dis-tribute the same;

          and any receiver, assignee, custodian, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such pay-ments directly to the Holders of Securities and coupons, to pay to the Trustee any amount due to it for the reasonable compen-sation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reor-ganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

                    SECTION 505.   Trustee May Enforce Claims
                                   Without Possession of
                                   Securities or Coupons.

                    All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disburse-ments and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

                    SECTION 506.   Application of Money Collected.

                    Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities or cou-pons or both and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                    First:  To the payment of all amounts due the Trustee
               under Section 607;

                    Second:  To the payment of the amounts then due and
               unpaid for principal of (and premium, if any) and inter-est, if any, on the Securities and coupons in respect of which or for the benefit of which such money has been col-lected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, respectively; and

                    Third:  The balance, if any, to the Person or Persons
               determined to be entitled thereto.

                    SECTION 507.   Limitation on Suits.

                    No Holder of any Security of any series or any related coupons shall have any right to institute any proceed-ing, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                    (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                    (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute pro-ceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (3) such Holder or Holders have offered to the Trus-tee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                    (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                    (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

          it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provi-sion of this Indenture to affect, disturb or prejudice the rights of any other such Holders of, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

                    SECTION 508. Unconditional Rights of Holders To Receive Principal, Premium and Interest.

                    Notwithstanding any other provision in this Inden-ture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Security or payment of such coupon on the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                    SECTION 509.   Restoration of Rights and Remedies.

                    If the Trustee or any Holder of any Security or cou-pon has instituted any proceeding to enforce any right or rem-edy under this Indenture and such proceeding has been discon-tinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of such Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                    SECTION 510.   Rights and Remedies Cumulative.

                    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trus-tee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.
          The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                    SECTION 511.   Delay or Omission Not Waiver.

                    No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities or coupons may be exercised from time to time, as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

                    SECTION 512.   Control by Holders.

                    (a) The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceed-ing for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

                         (1)  such direction shall not be in conflict
               with any rule of law or with this Indenture, and

                         (2)  the Trustee may take any other action
               deemed proper by the Trustee which is not inconsistent with such direction.

                    (b) The Company may set a record date for purposes of determining the identity of Holders entitled to vote or con-sent to any action by vote or consent authorized or permitted by this Section 512 and Section 513. Such record date shall be the later of (1) 30 days prior to the first solicitation of such consent or (2) the date of the most recent list of Holders furnished to the Trustee pursuant to Section 701 prior to such solicitation.

                    SECTION 513.   Waiver of Past Defaults.

                    The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to the Securities of such series and its consequences, except a default

                         (1) in the payment of the principal of (or pre-mium, if any) or interest, if any, on any Securities of such series, or

                         (2)  with respect to a covenant or provision
               hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Out-standing Security of such series affected.

                    Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                    SECTION 514.   Undertaking for Costs.

                    All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its dis-cretion assess reasonable costs, including reasonable attor-neys' fees, against any party litigant in such suit, having due regard for the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Out-standing Securities of any series, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security or the payment of any coupon on or after the Stated Maturity or Maturities expressed in such Secu-rity or coupon (or, in the case of redemption, on or after the Redemption Date).

                    SECTION 515.   Waiver of Stay or Extension Laws.

                    The Company covenants (to the extent that it may law-fully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the cove-nants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE SIX

                                    THE TRUSTEE

                    SECTION 601.   Certain Duties and
                                   Responsibilities.

                    (a) Except during the continuance of an Event of Default with respect to the Securities of any series,

                         (1)  the Trustee undertakes to perform such
               duties and only such duties as are specifically set forth in this Indenture with respect to such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Inden-ture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                    (b) In case an Event of Default has occurred with respect to Securities of any series and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Securities, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                    (c) No provision of this Indenture shall be con-strued to relieve the Trustee from liability for its own negli-gent action, its own negligent failure to act, or its own will-ful misconduct, except that

                         (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                         (2)  the Trustee shall not be liable for any
               error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                         (3)  the Trustee shall not be liable with
               respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as pro-vided in Section 512, relating to the time, method and place of conducting any proceeding for any remedy avail-able to the Trustee, or exercising any trust or power con-ferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

                         (4)  no provision of this Indenture shall
               require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or ade-quate indemnity against such risk or liability is not rea-sonably assured to it.

                    (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trus-tee shall be subject to the provisions of this Section.

                    SECTION 602.   Notice of Defaults.

                    Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in Section 703(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securi-ties of such series, the Trustee shall be protected in with-holding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith deter-mines that the withholding of such notice is in the interest of the Holders of Securities of such series, and provided, fur-ther, that in the case of any default of the character speci-fied in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

                    SECTION 603.   Certain Rights of Trustee.

                    Except as otherwise provided in Section 601:

                    (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, cer-tificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (b) any request or direction of the Company men-tioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly pro-vided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                    (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omit-ting any action hereunder, the Trustee (unless other evi-dence be herein specifically presented) may, in the absence of bad faith on its part, rely upon an Officers' Certificate and such Officers' Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

                    (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                    (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Hold-ers pursuant to this Indenture, unless such Holders of Securities of any series or related coupons shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                    (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any res-olution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discre-tion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trus-tee shall determine to make such further inquiry or inves-tigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                    (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                    SECTION 604. Not Responsible for Recitals or Issuance of Securities.

                    The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the coupons. The Trustee shall not be accountable for the use or application by the Com-pany of Securities or the proceeds thereof.

                    SECTION 605.   May Hold Securities.

                    The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities or coupons and, subject to Section 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

                    SECTION 606.   Money Held in Trust.

                    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

                    SECTION 607.   Compensation and Reimbursement.

                    The Company agrees:

                         (1)  to pay to the Trustee from time to time
               reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trus-tee of an express trust);

                         (2)  except as otherwise expressly provided
               herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its agents and coun-sel and (ii) any taxes and related costs incurred in connection with an irrevocable deposit made by the Company pursuant to Section 403(d)), except any such expense, dis-bursement or advance as may be attributable to its negli-gence or bad faith; and

                         (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or per-formance of any of its powers or duties hereunder.

                    The obligations of the Company under this Section shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. If the Trustee incurs expenses after the occurrence of a default specified in
          Section 501(5) and 501(6), such expenses are intended to con-stitute expenses of administration under any bankruptcy law.

                    SECTION 608.   Disqualification; Conflicting
                                   Interests.

                    If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by and subject to the provi-sions of, the Trust Indenture Act.

                    SECTION 609.   Corporate Trustee Required;
                                   Eligibility.

                    There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority and having a Corporate Trust Office or agency in the Borough of Manhattan, the City of New York, New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the require-ments of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and sur-plus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Sec-tion, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Com-pany nor any Affiliate of the Company may serve as Trustee.

                    SECTION 610.   Resignation and Removal;
                                   Appointment of a Successor.

                    (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

                    (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may peti-tion any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                    (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

                    (d)  If at any time:

                         (1) the Trustee shall fail to comply with Sec-tion 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Secu-rity for at least six months; or

                         (2)  the Trustee shall cease to be eligible
               under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                         (3) the Trustee shall become incapable of act-ing or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or con-trol of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

          then, in any such case, (i) the Company by Board Resolution may remove the Trustee with respect to all Securities, or (ii) sub-ject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all other similarly situated, petition any court of compe-tent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

                    (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapa-bility, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities of that series and accepted appointment in the manner required by Section 611, any Holder of a Security who has been a bona fide Holder of a Secu-rity of such series for at least six months, subject to Section 514, may, on behalf of himself and all others similarly situ-ated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securi-ties of such series.

                    (f) The Company shall give notice of each resigna-tion and each removal of the Trustee with respect to the Secu-rities of any series and each appointment of a successor Trus-tee with respect to the Securities of any series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

                    (g) Except in the case of a default in the payment of the principal of or interest on any Security or in the pay-ment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by this Section if such Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that

                         (1)  the default under the Indenture may be
                    cured or waived during a reasonable period and under the procedures described in such application, and

                         (2) a stay of the Trustee's duty to resign will not be inconsistent with the interest of Holders.
                    The filing of an application shall automatically stay the performance of the duty to resign until the Com-mission orders otherwise.

                    SECTION 611.   Acceptance of Appointment
                                   by Successor.

                    (a) In case of the appointment hereunder of a suc-cessor Trustee with respect to all Securities, every such suc-cessor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instru-ment accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or con-veyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of the charges due it pursuant to Section 607, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such suc-cessor Trustee all such rights, powers and trusts.

                    (b) In case of the appointment hereunder of a suc-cessor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be nec-essary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereun-der separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, with-out any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                    (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor

          Trustee all such rights, powers and trusts referred to in para-graph (a) or (b) of this Section, as the case may be.

                    (d) No successor Trustee shall accept its appoint-ment unless at the time of such acceptance such successor Trus-tee shall be qualified and eligible under this Article.

                    SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

                    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any cor-poration resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation suc-ceeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise quali-fied and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

                    SECTION 613. Preferential Collection of Claims Against Company._________________

                    The Trustee shall comply with the provisions of Sec-tion 311 of the Trust Indenture Act.


                                   ARTICLE SEVEN

                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


                    SECTION 701. Company To Furnish Trustee Names and Addresses of Holders of
                                   Registered Securities.__________

                    The Company shall furnish or cause to be furnished to the Trustee with respect to the Registered Securities of each series:

                    (a) semi-annually, not more than 15 days after each Regular Record Date, or in the case of any series of Secu-rities on which semi-annual interest is not payable, not more than 15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of such Registered Securities as of such Regular Record Date or such semi-annual date, as the case may be, and

                    (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Com-pany of any such request, a list of similar form and con-tent as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar, no such list need be furnished.


                    SECTION 702.   Preservation of Information;
                                   Communications to Holders.__

                    (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Hold-ers of Registered Securities (i) contained in the most recent list furnished to the Trustee as provided in Section 701, (ii) received by the Trustee in its capacity as Security Registrar (or Paying Agent, if so acting) and (iii) filed with it during the two preceding years pursuant to Section 703(c)(2). The Trustee may destroy any list furnished to it as provided in
          Section 701 upon receipt of a new list so furnished.

                    (b) If three or more Holders of Securities of any series (hereinafter referred to as "applicants") apply in writ-ing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communi-cate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Secu-rities of such series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

                    (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with
               Section 702(a), or

                   (ii) inform such applicants as to the approximate number of Holders of Registered Securities of such series whose names and addresses appear in the information pre-served at the time by the Trustee in accordance with Sec-tion 702(a), and as to the approximate cost of mailing to such Holders of Registered Securities of such series the form of proxy or other communication, if any, specified in such application.

                    If the Trustee shall elect not to afford such appli-cants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Reg-istered Securities of such series whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the pay-ment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such appli-cants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders of Registered Securities of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objec-tions specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and oppor-tunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders of Reg-istered Securities of such series with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any objection or duty to such applicants respecting their application.

                    (c) Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Registered Securities in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pur-suant to a request made under Section 702(b).


                    SECTION 703.   Reports by Trustee.

                    (a) Within 60 days after May 15 of each year, com-mencing with the May 15 following the first issuance of Securi-ties hereunder, the Trustee shall transmit by mail to all Hold-ers a brief report dated as of such May 15 with respect to any of the following events which may have occurred within the pre-vious 12 months (but if no such event has occurred within such period no report need be transmitted):

                    (1) any change to its eligibility under Section 609 and its qualifications under Section 608;

                    (2) the creation of or any material change to a relationship specified in Section 310(b) of the Trust Indenture Act;

                    (3) the character and amount of any advances (and if the Trustee elects so to state, the circum-stances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggre-gate not more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

                    (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner that is the subject of Section

               311(b)(2), (3), (4), or (6) of the Trust Indenture
               Act;

                    (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                    (6) any additional issue of Securities which the Trustee has not previously reported; and

                    (7) any action taken by the Trustee in the per-formance of its duties hereunder which it has not previously reported and which in its opinion materi-ally affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

                    (b) The Trustee shall transmit by mail to all Hold-ers, as provided in subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances sur-rounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to sub-section (a) of this Section (or if no such report has yet been transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien, or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

                    (c) Reports pursuant to this Section shall be trans-mitted by mail:

                    (1) to all Holders of Registered Securities, as the names and addresses of such Holders appear in the Security Register;

                    (2)  to such Holders of Bearer Securities as
               have, within the two years preceding such transmis-sion, filed their names and addresses with the Trus-tee for that purpose; and

                    (3) except in the case of reports pursuant to subsection (b) of this Section, to each Holder of a Security whose name and address is preserved at the time by the Trustee, as provided in Section 702(a).

                    (d) A Copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any securities exchange.


                    SECTION 704.   Reports by Company.

                    The Company shall:

                    (1) file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the fore-going as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Sec-tion 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accor-dance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, in respect of a security listed and regis-tered on a national securities exchange as may be pre-scribed from time to time in such rules and regulations;

                    (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants of this Inden-ture as may be required from time to time by such rules and regulations; and

                    (3) transmit by mail to all Holders, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 703(c) with respect to reports pursuant to Section 703(a), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                    (4) furnish to the Trustee, not less often than annually, the certificate referred to in Section 1005. For purposes of such certificate, compliance by the com-pany with respect to the conditions and covenants under this Indenture shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.


                                   ARTICLE EIGHT

               CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


                    SECTION 801.   Company May Consolidate, Etc.,
                                   Only on Certain Terms.________

                    The Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease its proper-ties and assets substantially as an entirety to any Person unless:

                    (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

                    (2) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfac-tory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursu-ant to Section 1008), on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed and observed;

                    (3) immediately after giving effect to such transac-tion, and treating any indebtedness which becomes an obli-gation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

                    (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stat-ing that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supple-mental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


                    SECTION 802.   Successor Substituted.

                    Upon any consolidation or merger by the Company with or into any other Person, or any sale, conveyance, transfer or lease by the Company of the properties and assets of the Com-pany substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consoli-dation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801) shall be discharged from all obligations and covenants under this Inden-ture and the Securities and coupons, and may be dissolved and liquidated.

                                   ARTICLE NINE

                              SUPPLEMENTAL INDENTURES


                    SECTION 901. Supplemental Indentures Without Consent of Holders.____________

                    Without the consent of any Holder of Securities, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satis-factory to the Trustee, for any of the following purposes:

                    (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein contained and in the Securities; or

                    (2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                    (3)  to add any additional Events of Default; or

                    (4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal (or premium, if any) or interest, if any, on Bearer Securities, to permit Bearer Securities to be issued for Bearer Securities of other authorized denominations or to permit the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

                    (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimina-tion shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

                    (6)  to secure the Securities and related coupons; or

                    (7) to establish the form or terms of Securities of any series and related coupons as permitted by Section 201 and 301; or

                    (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and/or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administra-tion of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

                    (9) to cure any ambiguity, to correct or supplement any provisions herein which may be defective or inconsis-tent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Securi-ties of any series or any related coupons in any material respect.

                    SECTION 902.   Supplemental Indentures with Consent
                                   of Holders.

                    With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Com-pany, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series and any related coupons under this Indenture; provided, however, that no such supplemental inden-ture shall, without the consent of the Holder of each Outstand-ing Security affected thereby,

                    (1) change the Stated Maturity of the principal of, or any installment of principal of or any interest on, any security, or reduce the principal amount thereof or any rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Com-pany to pay additional amounts pursuant to Section 1008 (except as contemplated by Section 801(1) and permitted by

               Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 502, or change the method in which amounts of payments of principal or any interest thereon are determined, or change any Place of Payment, or change the coin or currency in which any Secu-rity or any premium or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
               Date), or

                    (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) pro-vided for in this Indenture, or

                    (3)  modify any of the provisions of this Section,
               Section 513 or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1007, or the deletion of this proviso, in accordance with the requirements of Section 611(b) and 901(8).

          A supplemental indenture which changes or eliminates any cove-nant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Hold-ers of Securities of such series with respect to such covenant or other provisions, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

                    It shall not be necessary for any Act of Holders under this Section to approve the particular form of any pro-posed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                    SECTION 903.   Execution of Supplemental
                                   Indentures.

                    In executing, or accepting the additional trusts cre-ated by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (sub-ject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such sup-plemental indenture is authorized or permitted by this Inden-ture, and that such supplemental indenture, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                    SECTION 904.   Effect of Supplemental Indentures.

                    Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accor-dance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and deliv-ered hereunder and of any coupons appertaining thereto shall be bound thereby.

                    SECTION 905.   Conformity with Trust
                                   Indenture Act.

                    Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                    SECTION 906.   Reference in Securities to
                                   Supplemental Indentures.

                    Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supple-mental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

                                    ARTICLE TEN

                                     COVENANTS

                    SECTION 1001.  Payment of Principal, Premium
                                   and Interest.

                    The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by
          Section 301 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

                    SECTION 1002.  Maintenance of Office or Agency.

                    If Securities of a series are issuable as or exchangeable for Registered Securities, the Company will main-tain in each Place of Payment for such series an office or agency where Securities of that series may be presented or sur-rendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities of that series and this Indenture may be served, any one or more of which offices or agencies may be the same for one or more series of Securities.

                    If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, the City of New York, an office or agency where any Registered Securities of that series may be presented or sur-rendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circum-stances described in the following paragraph (and not other-wise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Bearer

          Securities of that series and related coupons may be presented and surrendered for payment (including payment of any addi-tional amounts payable on Securities of that series pursuant to
          Section 1008); provided, however, that if the Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such securities exchange shall so require, the Company will maintain a Paying Agent for the Secu-rities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States, an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

                    The Company will give prompt written notice to the Trustee and prompt notice to the Holders of Securities of such series, as provided in Section 106, of the location, and of any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Bearer Securities of that series pursuant to Section 1008) at any Place of Payment for such series located outside the United States and the Company hereby appoints the Trustee its agent to receive all such pre-sentations, surrenders, notices and demands.

                    No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the Untied States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any premium and inter-est on any Bearer Security (including any additional amounts payable on Securities of such series pursuant to Section 1008) and payment of any coupon related thereto shall be made at the office of the Company's Paying Agent in the United States, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

                    The Company may also from time to time designate one or more other offices or agencies (in or outside any Place of Payment) where the Securities of one or more series and any related coupons may be presented or surrendered for any or all such purposes and may from time to time rescind such designa-tions; provided, however, that no such designation or rescis-sion shall in any manner relieve the Company of its obligation to maintain an office or agency for Securities of any series and related coupons for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                    SECTION 1003.  Money for Security Payments
                                   To Be Held in Trust.

                    If the Company shall at any time act as its own Pay-ing Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Per-sons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise dis-posed of as herein provided and will promptly notify the Trus-tee of its action or failure so to act.

                    Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such prin-cipal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                    The Company will cause each Paying Agent of any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                    (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on the Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons otherwise disposed of as herein provided;

                    (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and

                    (3) at any time during the continuance of any such default, upon the written request of the Trustee, forth-with pay to the Trustee all sums so held in trust by such Paying Agent.

                    The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Pay-ing Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trus-tee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such pay-ment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series or the payment of any related coupon and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, has become due and pay-able shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the

          Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date speci-fied therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company.

                    SECTION 1004.  Restrictions on Secured Debt.

                    The Company covenants and agrees for the benefit of each series of Securities, other than any series established by or pursuant to a Board Resolution or in one or more supplemen-tal indentures hereto which specifically provides otherwise, that it will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume, or guarantee any loans, whether or not evidenced by negotiable instruments or securi-ties, or any notes, bonds, debentures or other similar evi-dences of indebtedness for money borrowed (loans, and notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter called "Debt"), secured after the date hereof by a pledge of, or mortgage or lien on, any Principal Property of the Company or any Restricted Subsid-iary or any shares of Capital Stock of or Debt of any Restricted Subsidiary (mortgages, pledges and liens being here-inafter called "Mortgage" or "Mortgages"), without effectively providing that the Securities, other than Securities of a series not entitled to the benefits of this covenant, shall be secured equally and ratably with (or, at the option of the Com-pany, prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt (plus all Attribut-able Debt not otherwise permitted by the second paragraph of
          Section 1009) would not exceed 10% of Consolidated Net Assets; provided, however, that this Section 1004 shall not apply to, and there shall be excluded from secured Debt in any computa-tion under this Section 1004, Debt secured by:

                    (1) Mortgages on property of, or on any shares of Capital Stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

                    (2) Mortgages in favor of the Company or any Restricted Subsidiary;

                    (3) Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

                    (4) Mortgages on property, shares of Capital Stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or the cost of construction, substantial repair or alteration thereon or development or substantial improve-ment thereto or to secure any Debt incurred prior to, at the time of, or within 180 days after (A) the acquisition of such property, shares of Capital Stock or Debt or (B) in the case of real property the later of (x) the comple-tion of construction, substantial repair or alteration thereon or development or substantial improvement thereto or (y) commencement of commercial operations on such prop-erty for the purpose of financing all or any part of the purchase price thereof or the cost of construction, substantial repair or alteration thereon or development or substantial improvement thereto;

                    (5) Mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obli-gations which are not due or which are being contested in good faith;

                    (6) Any Mortgage arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or govern-mental regulations, which is required by law or governmen-tal regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

                    (7) Mortgages for taxes, assessments or governmental charges or levies not yet delinquent, or Mortgages for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being con-tested in good faith;

                    (8) Mortgages (included judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

                    (9) Mortgages existing at the date of this Inden-ture; and

                    (10) Any extension, renewal or replacement (or suc-cessive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (9), inclusive; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property, shares of Capital Stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

                    SECTION 1005.  Statement as to Compliance.

                    The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date of the first issuance of Securities hereunder, a certificate of the chief executive officer, chief financial officer or chief accounting officer, stating, as to each signer thereof, that

                    (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

                    (2) to the best of his knowledge, based on such review, the Company has complied with all of its condi-tions and covenants under this Indenture, or if the Com-pany has not so complied, specifying each such default known to him and the nature and status thereof.

                    SECTION 1006.  Corporate Existence.

                    Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                    SECTION 1007.  Waiver of Certain Covenants.

                    The Company may omit in any particular instance to comply with any term, provision, covenant or condition set forth in Sections 1004 and 1009, if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Securities of each series shall, by

          Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provi-sion, covenant or condition, but no such waiver shall extend to or affect such term, provision, covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee with respect to any such term, provision, cove-nant or condition shall remain in full force and effect.

                    SECTION 1008.  Additional Amounts.

                    If the Securities of a series provide for the payment of additional amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursu-ant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provi-sions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

                    If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of princi-pal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to one or more Holders of Securities of that series or any related coupons who are United States Aliens without with-holding for or on account of any tax, assessment or other gov-ernmental charge described in the Securities of that series.

          If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negli-gence or bad faith on their part arising out of or in connec-tion with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

                    SECTION 1009.  Restrictions on Sales and Leasebacks.

                    The Company covenants and agrees for the benefit of each series of Securities, other than any series established pursuant to a Board Resolution or in one or more supplemental indentures hereto which specifically provides otherwise, that it will not itself, and will not permit any Restricted Subsid-iary to enter into any sale and leaseback transaction involving any Principal Property, unless after giving effect thereto the aggregate amount of all Attributable Debt with respect to all such transactions (plus all secured Debt not otherwise permitted by clauses 1 through 10 of Section 1004) would not exceed 10% of Consolidated Net Assets.

                    This restriction will not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years, (b) the sale or transfer of the Princi-pal Property is made within 180 days after its acquisition or after the later of (1) the completion of construction, substan-tial repair or alteration thereon or development or substantial improvement thereto, or (2) commencement of commercial operations thereon, (c) the transaction is between the Company and a Restricted Subsidiary, or between Restricted Subsidiaries,
          (d) the Company or a Restricted Subsidiary would be entitled to incur a Mortgage on such Principal Property pursuant to clauses 1 through 10 of Section 1004, or (e) the Company or a Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary ranking on a parity with or senior to the Securities, or to the purchase of other property which will constitute a Principal Property having a fair market value at least equal to the fair market value ofthe Principal Property leased, an amount equal to the greater of the net proceeds of the sale of the Principal Property or the fair market value (as determined by the Board of Directors) of the Principal Property leased at the time of entering into such arrangement (as determined by the Board of Directors).

                                  ARTICLE ELEVEN

                             REDEMPTION OF SECURITIES

                    SECTION 1101.  Applicability of This Article.

                    Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

                    SECTION 1102.  Election To Redeem; Notice to Trustee.

                    The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed, such notice to be accompanied by a written statement signed by an Authorized Officer of the Company stating that no defaults in the payment of interest or Events of Default with respect to the Securities of that series have occurred (which have not been waived or cured). In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption pro-vided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Secu-rities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

                    SECTION 1103. Selection by Trustee of Securities To Be Redeemed.

                    If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or of portions of the principal amount of global Securi-ties of such series.

                    The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                    For all purposes of this Indenture, unless the con-text otherwise requires, all provisions relating to the redemp-tion of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

                    SECTION 1104.  Notice of Redemption.

                    Notice of redemption shall be given in the manner provided in Section 106 not more than 60 days nor less than 30 days prior to the Redemption Date, to the Holders of Securities to be redeemed.

                    All notices of redemption shall state:

                    (1)  the Redemption Date;

                    (2)  the Redemption Price and any accrued interest;

                    (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

                    (4) that on the Redemption Date the Redemption Price, and any accrued interest thereon, will become due and payable upon each such Security to be redeemed and that interest thereon shall cease to accrue from and after said date;

                    (5) the place or places where such Securities are, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemp-tion Date, to be surrendered for payment of the Redemption Price and any accrued interest thereon;

                    (6) If such be the case, that the installment of interest on Registered Securities whose Stated Maturity is the Redemption Date is payable to the Persons in whose names such Registered Securities are registered at the close of business on the Regular Record Date immediately preceding the Redemption Date; and

                    (7) that the redemption is for a sinking fund, if such is the case.

                    Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                    SECTION 1105.  Deposit of Redemption Price.

                    Not later than 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Sec-tion 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Inter-est Date) any accrued interest on, all the Securities which are to be redeemed on that date.

                    SECTION 1106.  Securities Payable on Redemption Date.

                    Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein speci-fied together with any accrued interest thereon and from and after such date (unless the Company shall default in the pay-ment of the Redemption Price and accrued interest), such Secu-rities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Securities for redemption in accor-dance with said notice, such Securities shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date; provided, however, that any installments of interest on Bearer Securities whose Stated

          Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest, and provided, further, that, unless otherwise specified as contem-plated by Section 301, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemp-tion Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                    If any Bearer Security which is to be redeemed in whole or in part (as set forth in Section 1107) when surren-dered for redemption shall not be accompanied by all appurte-nant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company or jointly by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter, a Holder shall surrender to the Trustee or any Pay-ing Agent any such missing coupon in respect of which a deduc-tion shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those cou-pons at an office or agency located outside of the United States except as otherwise provided in Section 1002.

                    If the Company shall default in the payment of the Redemption Price and accrued interest on any Security called for redemption, the principal (and premium, if any) of such Security shall, until paid or until payment is provided for in accordance herewith, bear interest from the Redemption Date at the rate, if any, prescribed therefor in the Security.

                    So long as it is known to the Trustee that an Event of Default is continuing hereunder, the Trustee shall not redeem any Securities of any series pursuant to this Article (unless all outstanding Securities of such series are to be redeemed) or mail or give any notice of redemption of Securi-ties except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any monies thereto-fore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 513 or the default cured on or before the sixtieth day preceding the Redemption Date, such monies shall thereafter be applied in accordance with the pro-visions of this Article.

                    SECTION 1107.  Securities Redeemed in Part.

                    Any Security which is to be redeemed only in part shall be surrendered at any Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) together, in the case of Bearer Securities, with all coupons appertaining thereto maturing after the Redemption Date, and the Company shall exe-cute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                  ARTICLE TWELVE

                                   SINKING FUNDS

                    SECTION 1201.  Applicability of Article.

                    The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for the Securities of such series.

                    The minimum amount of any sinking fund payment pro-vided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any pay-ment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of the Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment made on the Securities of a series shall be applied to the redemption of the Securities of such series as provided for by the terms of the Securities of such series.

                    SECTION 1202.  Satisfaction of Sinking Fund
                                   Payments With Securities.

                    The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) may apply as a credit the Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permit-ted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment as specified in the Officers' Certificate delivered pursuant to Section 1203 with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previ-ously so credited. Such Securities shall be received and cred-ited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

                    SECTION 1203.  Redemption of Securities
                                   for Sinking Fund.

                    Not less than 60 days or such other shorter period as may be acceptable to the Trustee prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the por-tion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the

          Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                 ARTICLE THIRTEEN

                       MEETINGS OF THE HOLDERS OF SECURITIES

                    SECTION 1301.  Purposes for Which Meetings
                                   May Be Called.

                    If any Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, autho-rization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Hold-ers of Securities of such series.

                    SECTION 1302.  Call, Notice and Place of Meetings.

                    (a) The Trustee may at any time call a meeting of Holders of Securities of any series issuable as Bearer Securi-ties or as Bearer Securities and Registered Securities for any purpose specified in Section 1301, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting; provided, that, any such notice of a meeting of Holders of Securities of any series may be waived by Persons entitled to vote a majority in principal amount of the outstanding Securi-ties of such series; provided, further, that if any action is to be taken at such meeting with respect to a consent or waiver as to which this Indenture or the terms of such series expressly provides may be given by Holders of not less than a specified percentage of principal amount of the Outstanding Securities of such series, then such notice may only be waived by Persons entitled to vote such specified percentage in prin-cipal amount of the Outstanding Securities of such series. If notice of any meeting of Holders of Securities of any series is waived pursuant to this Section 1302(a), then prompt notice of the taking of any action at such meeting shall be given to

          Holders of Securities of such series who were not present at such meeting in the manner provided in Section 106.

                    (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series issuable as Bearer Securities or as Bearer Securities and Registered Secu-rities shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose speci-fied in Section 1301, by written request setting forth in rea-sonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Bor-ough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

                    SECTION 1303.  Persons Entitled To Vote
                                   at Meetings.

                    To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securi-ties of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. The Company may set a record date for pur-poses of determining the identity of Holders entitled to vote at any meeting of Holders of Securities.

                    SECTION 1304.  Quorum; Action.

                    The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall consti-tute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture or the terms of such series expressly provides may be given by the Holders of not less than a specified percentage of the principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in prin-cipal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 min-utes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as deter-mined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1302(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

                    Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to
          Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture or the terms of such series expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of the Outstand-ing Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is pre-sent as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstand-ing Securities of that series.

                    Any resolution passed or decision taken at any meet-ing of Holders of Securities of any series duly held in accor-dance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

                    SECTION 1305. Determination of Voting Rights; Conduct and Adjournment of Meeting.

                    (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submis-sion and examination of proxies, certificates and other evi-dence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.
          Except as otherwise permitted or required by any such regula-tions, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by
          Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appoint-ing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

                    (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securi-ties as provided in Section 1302(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securi-ties of such series represented at the meeting.

                    (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Secu-rity challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

                    (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons enti-tled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

                    SECTION 1306.  Counting Votes and Recording
                                   Action of Meetings._________

                    The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written bal-lots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Out-standing Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspec-tors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by bal-lot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the Notice of the meeting and showing that said notice was given as provided in Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together consti-tute but one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corpo-rate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        AVNET, INC.


                                        By_______________________________
                                          Name:
                                          Title:



          [Seal]

          Attest:


          _________________________
          Name:
          Title:




                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Trustee


                                        By_______________________________
                                          Name:
                                          Title:



          [Seal]

          Attest:


          _________________________
          Name:
          Title:

                                     EXHIBIT A

                          [FORM OF REGISTERED SECURITY]*

                                  [Form of Face]



                    [If an Original Issue Discount Security, insert any legend required by the Internal Revenue Code and the Regula-tions thereunder.]


                                    AVNET, INC.

                           ............................

          No. [R-] ................               [U.S. $] ..............


                    AVNET, INC., a corporation duly organized and exist-ing under the laws of the State of New York (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to
          ...............................................................
          or registered assigns the principal sum of ....................
          .................................... [United States] Dollars on
          ....................................  [If the Security is
          interest-bearing, insert-, and to pay interest thereon from
          ..............., .... or from the most recent Interest Payment
          Date to which interest has been paid or duly provided for,
          [semi-annually in arrears on ................. and
          ................. in each year] [annually in arrears on
          ................. in each year], commencing ..................,
          .... at the rate of ....% per annum, until the principal hereof is paid or made available for payment [if applicable, insert-, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ....% per annum on any overdue principal [and premium, if any] and on any overdue installment of interest)]. The interest so payable, and punc-tually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor
          _________________________
          * To be completed and supplemented to reflect the terms of any series of Securities.

          Securities) is registered at the close of business on the Regu-lar Record Date for such interest, which shall be the
          ...................... [or ................] (whether or not a
          Business Date) [, as the case may be,] next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Per-son in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

                    [If the Security is not to bear interest prior to Maturity, insert- The principal of this Security shall not bear interest except in the case of a default in payment of princi-pal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Security shall bear interest at the rate of ....% per annum (to the extent that the payment of such interest shall be legally enforce-
          able), which shall accrue from the date of such default in pay-ment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ....% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.] [Payment of the principal of [(and premium, if any)] and [if applicable, insert- any such] interest on this Security will be made at [the offices or agen-cies of the Company maintained for that purpose in
          .........................................., in such coin or currency [of the United States of America] as at the time of payment is legal tender for payment of public and private debt]. [If applicable, insert-; provided, however, that at the option of the Company payment of interest may be made by [United States dollars] check mailed to the address of the

          Person entitled thereto as such address shall appear in the Security Register].]

                    [If Securities of the series are to be offered to United States Aliens and, if applicable, insert- The Company will pay to the Holder of this Security who is a United States Alien (as defined below) such additional amounts as may be nec-essary in order that [If the Security is interest-bearing, insert- every net payment of the principal of [(and premium, if any)] and interest on this Security] [if the Security is not to bear interest prior to Maturity, insert- (i) the net payment of principal of (and interest on overdue principal, if any, on) this Security and (ii) the net proceeds from the sale or exchange of this Security, including, in each case, amounts received in respect of original issue discount], after deduc-tion or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined below) or any political subdivision or taxing authority thereof or therein upon or as a result of such payment [If the Security is not to bear interest prior to Maturity, insert- or as a result of such sale or exchange], will not be less than the amount provided for in this Security to be then due and payable [If the Security is not to bear interest prior to Maturity, insert- or, in the case of a sale or exchange, the amount of the net proceeds from the sale or exchange before any such tax, assessment or other governmental charge); provided, however, that the foregoing obligation to pay additional amounts will not apply to any one or more of the following:

                    (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the exis-tence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, mem-ber of, or possessor of a power over, or shareholder of such Holder, if such Holder is an estate, a trust, a part-nership or a corporation) and the United States, includ-ing, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, possessor or shareholder being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

                    (b) any tax, assessment or other governmental charge imposed [if the Security is interest-bearing, insert- on interest received by a Person holding, actually or con-structively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")] [if the Security is not to bear interest prior to Maturity insert- by reason of such Holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Company enti-tled to vote or on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into the ordinary course of its trade or business, within the meaning of section 881(c)(3)(A) of the Code];

                    (c) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, resi-dence, identity or connection with the United States of the Holder or beneficial owner of this Security, if com-pliance is required by statute or by regulation of the United States as a precondition to exemption from such tax, assessment or other governmental charge;

                    (d) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or gov-ernmental charge;

                    (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withhold-ing from payments of [if the Security is interest-bearing, insert- principal of [(and premium, if any)] or interest on this Security] [If the Security is not to bear interest prior to Maturity, insert- principal of (or interest on overdue principal, if any, on) this Security or from pay-ments from the proceeds of a sale or exchange of this Security]; or

                    (f) any tax, assessment or other governmental charge which would not have been so imposed but for the presenta-tion by the Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          nor will additional amounts be paid with respect to any payment of [if the Security is interest-bearing, insert- principal of [(and premium, if any)] or interest on this Security] [if the Security is not to bear interest prior to Maturity, insert-principal of (or interest on overdue principal, if any, on) this Security or of the proceeds of any sale or exchange of this Security] to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the addi-tional amounts had such beneficiary, settlor, member or benefi-cial owner been the Holder of this Security. In the case of net proceeds from the sale or exchange of a Bearer Security, additional amounts with respect to such net proceeds shall not
          (a) exceed additional amounts that would have been payable if the Bearer Security had been redeemed for its issue price plus accrued original issue discount at the time of such sale or exchange or (b) be paid in respect of any sale or exchange occurring after the date fixed for redemption of such Security. Except as previously provided herein with respect to Bearer Securities, the Company shall not be required to make any pay-ment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein and may make such withholdings and deductions on account of any such charge as may be required by applicable law or regulation. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individ-ual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.]

                    Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which fur-ther provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signa-ture of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated:___________________



                                        AVNET, INC.



                                        By_______________________________


          Attest:


          _________________________

                                 [Form of Reverse]

                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Inden ture, dated as of January 1, 1994 (herein called the "Inden-ture"), between the Company and The First National Bank of Chi-cago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limita-tions of rights, duties and immunities thereunder of the Com-pany, the Trustee and the Holders of the Securities [If the Securities of the series are issuable as Bearer Securities, insert- and any coupons appertaining thereto] and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof[, limited in aggregate principal amount to [U.S.] [$] ______________]. The Securities of this series are issuable as [Bearer Securities] [, with interest coupons attached,] in the denomination of [If Securities of the series are issuable as Bearer Securities, insert- [U.S. $] __________, and] [only] Registered Securities, without coupons in denomina-tions of [U.S. $]_____________, and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth [Bearer Securities and Regis-tered] Securities of this series are exchangeable for a like aggregate principal amount of [Registered] Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at [any office or agency described below where Registered Securities of this series may be presented for registration of transfer]. [Bearer Securities may not be issued in exchange for Registered Securities.]

                    [If applicable, insert- The Securities of this series are subject to redemption [(1)] [If applicable, insert- on __________ in any year commencing with the year __________ and ending with the year __________ through operation of the sink-ing fund for this series at a Redemption Price equal to [100% of the principal amount] [or insert formula for determining the amount], [and] (2) [If applicable, insert- at any time [on or after __________, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [or before __________, ____% and if redeemed] during the 12-month period beginning __________ of the years indicated,


                         Redemption                    Redemption
               Year         Price            Year         Price











          and thereafter at a Redemption Price equal to ________% of the principal amount,] [If applicable, insert- [and (____)] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [100% of the prin-ciple amount,] [or insert formula for determining the amount]] [If the Security is interest-bearing, insert-, together in the case of any such redemption [If applicable, insert- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].

                    [If applicable, insert- The Securities of this series are subject to redemption (1) on __________ in any year com-mencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sink-ing fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after __________, ____], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as per-centages of the principal amount) set forth in the table below:
          If redeemed during the 12-month period beginning __________ of the years indicated,

                                                  Redemption Price for
                         Redemption Price for     Redemption Otherwise
                         Redemption Through           Than Through
                          Operation of the          Operation of the
               Year          Sinking Fund              Sinking Fund









          and thereafter at a Redemption Price equal to __________% of the principal amount, [If applicable, insert- and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [100% of the prin-cipal amount] [or insert formula for determining the amount]] [If the Security is interest-bearing, insert-, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemp-tion Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].]

                    [Partial redemption must be made in an amount not less than [U.S. $1,000] principal amount of Securities.]

                    [Notwithstanding the foregoing, the Company may not, prior to ______, redeem any Securities of this series as con-templated by clause [(2)] above as a part of, or in anticipa-tion of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than _____% per annum.]

                    [If Securities of the series are to be offered to United States Aliens, insert- The Securities may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price [equal to 100% of their principal amount] [determined as set forth in the preceding paragraph] [If the Security is interest-bearing, insert-, together with interest accrued to the date fixed for redemption,] if (i), as a result of any amendment to, or change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amend-ment to or change in an official interpretation or application of such laws or regulations, which amendment or change ("Tax Law Change") is effective on or after __________, ____, the Company has or will become obligated to pay additional amounts (as described in the face hereof] [If the Security is interest-bearing, insert- on the next succeeding Interest Pay-ment Date] [If the Security is not to bear interest prior to Maturity, insert- at Maturity or upon the sale or exchange of any Security]; provided that, at the time such notice is given, such obligation to pay such additional amounts remains in effect, or (ii) in the written opinion of independent counsel selected by the Company there is a substantial likelihood that the Company has or will become obligated to pay such additional amounts as a result of any action taken by any taxing authority or of any action brought in a court of competent jurisdiction in the United States or any political subdivision thereof or therein, including any of the actions described in (i) above, whether or not such action has been taken or brought with respect to the Company, or as a result of any officially pro-posed Tax Law Change, which action or proposed change occurs after _______________].

                    [If the Securities of the series are issuable as Bearer Securities and if applicable, insert- In addition, if the Company determines, based upon a written opinion of inde-pendent counsel selected by the Company, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal, [(premium, if any)] or interest, if any, due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identi-fication or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Pay-ing Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or
          (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is a United

          States Alien, provided in each case referred to in clauses
          (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) redeem the Securities, as a whole but not in part, at a Redemption Price [equal to 100% of their principal amount] [determined as set forth in the next preceding paragraph,] together with interest accrued to the date fixed for redemp-tion, or (y) if and so long as any such certification, identi-fication or other reporting requirement would be fully satis-fied by payment of a backup withholding tax or similar charge, pay to the Holders of Bearer Securities who are United States Aliens certain additional amounts specified in the Bearer Secu-rities of this series. The Company will make such determina-tion and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such cer-tification, identification or other reporting requirement, whether the Company will redeem the Securities or will pay to the Holders of Bearer Securities who are United States Aliens the additional amounts specified in the Bearer Securities of this series and (if applicable) the last day by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 60 days before such date, unless shorter notice is acceptable to the Trustee. Notwithstanding the fore-going, the Company will not so redeem the Securities if the Company, based upon an opinion of independent counsel selected by the Company subsequently determines, not less than 10 days prior to the date fixed for redemption, that subsequent pay-ments would not be subject to any such requirement, in which case the Company will notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay such additional amounts to the Holders of Bearer Securities who are United States Aliens, and as long as the Company is obligated to pay such additional amounts to such Holders, the Company may subsequently redeem the Securi-ties, at any time, as a whole but not in part, at a Redemption Price [equal to 100% of their principal amount] [determined as set forth in the next preceding paragraph,] together with interest accrued to the date fixed for redemption, but without reduction for applicable United States withholding taxes.]

                    [The sinking fund for this series provides for the redemption on __________ in each year, beginning with the year _____ and ending with the year _____ of [not less than] [U.S.] $__________ [("mandatory sinking fund") and not more than [U.S. $__________] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund pay-ments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the inverse order in which they become due.]]

                    [Notice of redemption will be given by mail to Hold-ers of [If the Securities of the series are issuable as Bearer Securities, insert- Registered] Securities, not more than 60 days nor less than 30 days prior to the date fixed for redemp-tion, all as provided in this Indenture.]

                    In the event of redemption of this Security in part only, a new [If the Securities of the series are issuable as Bearer Securities, insert- Registered] Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, [the] [If an Origi-nal Issue Discount Security, insert- an amount of] principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. [If an Original Issue Discount Security, insert- Such amount shall be equal to to-insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and over-due interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Compa-ny's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If the

          Securities of the series are issuable as Bearer Securities and are interest-bearing, insert- and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture, or with all series voting as one class, in cer-tain other cases specified in the Indenture), on behalf of the Holders of all Securities of such series [If the Securities of the series are issuable as Bearer Securities [and are interest-bearing] insert- and any related coupons], to waive compliance by the Company with certain provisions of the Inden-ture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notification of such consent or waiver is made upon this Security.

                    As set forth in, and subject to the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Out-standing Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to insti-tute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of [(and premium, if any)] and [any] interest on this Security on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provi-sions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and [any] interest [(including additional amounts, as described on the face hereof)] on this Security at the times, place[s] and rate, and in the coin or currency, herein prescribed.

                    [Title to Bearer Securities shall pass by delivery.] As provided in the Indenture and subject to certain limitations therein set forth, the transfer of [this] [Registered] Security is registrable in the Security Register, upon surrender of [this] [Registered] Security for registration of transfer at the office or agency of the Company in [any place where the principal of [(and premium, if any)] and [any] interest on such Security are payable], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Com-pany and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and there-upon one or more new [If the Securities of the series are issu-able as Bearer Securities, insert- Registered] Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                    [If the Securities of the series are not issuable as Bearer Securities insert- The Securities of this series are issuable only in registered form, without coupons, in denomina-tions of [$]__________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomina-tion, as requested by the Holder surrendering the same.]

                    No service charge shall be made for any such regis-tration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other govern-mental charge payable in connection therewith.

                    Prior to due presentment of this Security for regis-tration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all pur-poses, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    Notwithstanding anything in the Indenture or in the terms of this Security to the contrary, the exchange of this

          Security for a Registered Security will be subject to satisfac-tion of the provisions of the United States tax laws in effect at the time of the exchange. Neither the Company nor the Trus-tee nor any agent of the Company or the Trustee shall be required to exchange this Security for a Registered Security if
          (i) as a result thereof and in the Company's judgment, the Com-pany would incur adverse consequences under then applicable United States Federal income tax laws and (ii) in the case of the Trustee or any agent of the Company or the Trustee, the Company shall have delivered to such Person an Officers' Cer-tificate and an Opinion of Counsel as to the matters set forth in clause (i) above.

                    The Indenture, [and] the Securities and [If the Secu-rities of the series are issuable as Bearer Securities, insert-any coupons appertaining thereon] shall be governed by and con-strued in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                     EXHIBIT B


                             [FORM OF BEARER SECURITY
                           AND FORM OF RELATED COUPON]*
                            [Form of Face of Security]


                    ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE [If an Original Issue Discount Security, insert any legend required by the Internal Revenue Code and the Regulations thereunder.]

                                    AVNET, INC.

                              ......................

          No. B..................                [U.S. $................]

                    AVNET, INC., a corporation duly organized and exist-ing under the laws of the State of New York (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to bearer upon presentation and surrender of this Security the principal sum of
          ...................... [United States dollars] on
          ....................  [if the Security is interest-bearing, insert-, and to pay interest thereon, from the date hereof,
          [semi-annually in arrears on ..................... and
          .................. in each year] [annually in arrears on
          .......... in each year], commencing ....................,
          ..............., at the rate of .....% per annum, until the principal hereof is paid or made available for payment [if applicable, insert-, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of
          .......% per annum on any overdue principal and premium and on any overdue installment of interest)].

                    [If the Security is not to bear interest prior to Maturity, insert- The principal of this Security shall not bear interest except in the case of a default in payment of princi-pal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Security shall bear interest at the rate of . . . .% per annum (to the extent
          _________________________
          * To be completed and supplemented to reflect the terms of any series of Securities.

          that the payment of such interest shall be legally enforce-
          able), which shall accrue from the date of such default in pay-ment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of .....% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.] Such payments [(including premium, if any)] shall be made, subject to any laws or regula-tions applicable thereto and to the right of the Company (lim-ited as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] office of .......... in
          .........., .......... in .........., .......... in ..........,
          .......... in .......... and .......... in .........., or at
          such other offices or agencies outside the United States (as defined below) as the Company may designate, at the option of the Holder, by [United States dollar] check drawn on a bank in The City of New York or by transfer of [United States dollars] to an account maintained by the payee with a bank located out-side the United States. [If the Security is interest-bearing, insert- Interest on this Security due on or before Maturity shall be payable only upon presentation and surrender at such an office or agency of the interest coupons hereto attached as they severally mature.] No payment of principal [, or] [pre-mium] [or interest] on this Security shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States [If the Security is denominated and payable in United States dollars, insert-; provided, however, that payment of principal of [(and premium, if any)] and [any] interest on this Security (including any additional amounts which may be payable as provided below) shall be made at the office of the Company's Paying Agent in the United States of America, if (but only if) payment in United States dollars of the full amount of such principal[, premium] [, interest] or additional amounts, as the case may be, at all offices or agencies outside United States maintained for the purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions, as determined by the Company].

                    The Company will pay to the Holder of this Security [if the Security is interest-bearing, insert- or any coupon appertaining hereto] who is a United States Alien (as defined below) such additional amounts as may be necessary in order that [If the Security is interest-bearing, insert- every net payment of the principal of [(and premium, if any)] and inter-est on this Security] [If the Security is not to bear interest prior to Maturity, insert- (i) the net payment of principal of (and interest on overdue principal, if any, on) this Security and (ii) the net proceeds from the sale or exchange of this Security, including, in each case, amounts received in respect of original issue discount], after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or any politi-cal subdivision or taxing authority thereof or therein upon or as a result of such payment [If the Security is not to bear interest prior to Maturity, insert- or as a result of such sale or exchange], will not be less than the amount provided for in this Security [If the Security is interest-bearing, insert- or, in the case of a sale or exchange, the amount of the net pro-ceeds from the sale or exchange before any such tax, assessment or other governmental charge]; provided, however, that the foregoing obligation to pay additional amounts will not apply to any one or more of the following:

                    (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the exis-tence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, mem-ber of, or possessor of a power over, or shareholder of such Holder, if such Holder is an estate, a trust, a part-nership or a corporation) and the United States, includ-ing, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, possessor or shareholder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States tax purposes or a corpora-tion which accumulates earnings to avoid United States federal income tax;

                    (b) any tax, assessment or other governmental charge imposed [If the Security is interest-bearing, insert- on interest received by a Person holding, actually or con-structively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")] [If the Security is not to bear interest prior to Maturity, insert- by reason of such Holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Company enti-tled to vote or on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or busi-ness, within the meaning of section 881(c)(3)(A) of the Code];

                    (c) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, resi-dence, identity or connection with the United States of the Holder or beneficial owner of this Security [If the Security is interest-bearing, insert- or any coupon apper-taining hereto], if compliance is required by statute or by regulation of the United States as a precondition to exemption from such tax, assessment or other governmental charge;

                    (d) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or gov-ernmental charge;

                    (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withhold-ing from payments of [If the Security is interest-bearing, insert- principal of [(and premium, if any)] or interest on this Security.] [If the Security is not to bear inter-est prior to Maturity, insert- principal of (or interest on overdue principal, if any, on) this Security or from payments from the proceeds of a sale or exchange of this Security]; or

                    (f) any tax, assessment or other governmental charge which would not have been so imposed but for the presenta-tion by the Holder of this Security [If Security is interest-bearing, insert- or any coupon appertaining hereto] for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, which-ever occurs later;

          nor will additional amounts be paid with respect to any payment of [If the Security is interest-bearing, insert- principal of [(and premium, if any)] or interest on this Security] [If the Security is not to bear interest prior to Maturity, insert-principal of (or interest on overdue principal, if any, on) this Security or of the proceeds of any sale or exchange of this Security] to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the addi-tional amounts had such beneficiary, settlor, member or benefi-cial owner been the Holder of this Security [If the Security is interest-bearing, insert- or any coupon appertaining hereto]. In the case of net proceeds from the sale or exchange of a Bearer Security, additional amounts with respect to such net proceeds shall not (a) exceed additional amounts that would have been payable if the Bearer Security had been redeemed for its issue price plus accrued original issue discount at the time of such sale or exchange or (b) be paid in respect of any sale or exchange occurring after the date fixed for redemption of such Security. Except as previously provided herein with respect to Bearer Securities, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein and may make such withholdings and deductions on account of any such charge as may be required by applicable law or regulation. The term "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                    [Notwithstanding the foregoing, if and so long as a certification, identification or other reporting requirement referred to in the [fourth] [fifth] paragraph on the reverse hereof would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined in such para-graph), to have the provisions of this paragraph apply in lieu of the provisions of such paragraph. In such event, the Com-pany will pay as additional amounts such amounts as may be nec-essary so that every net payment made following the effective date of such requirements outside the United States by the Com-pany or any of its Paying Agents of principal [(and premiums, if any)] [If the Security is interest-bearing, insert- or interest] due in respect of any Bearer Security [If the Secu-rity is interest-bearing, insert - or any coupon] of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge other than a backup withholding tax or similar charge which is (i) the result of a certification, identification or other reporting requirement described in the second parentheti-cal clause of such paragraph, or (ii) imposed as a result of the fact that the Company or any of its Paying Agents has actual knowledge that the beneficial owner of such Bearer Secu-rity [If the Security is interest-bearing, insert - or any cou-pon] is within the category of Persons described in clause (a) of the [third] paragraph of this Security, or (iii) imposed as a result of presentation of such Bearer Security [If the Secu-rity is interest-bearing, insert - or coupon] for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, will not be less than the amount pro-vided for in such Bearer Security [If the Security is interest-bearing, insert - or coupon] to be then due and payable.]

                    Reference is made to the further provisions of this Security set forth on the reverse hereof, which further provi-sions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or through an authenticating agent, by manual signature of an authorized signatory, neither this Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal and coupons bearing the facsimile signature of [its Treasurer] [one of its Assistant Treasurers] to be annexed hereto.

          Dated as of _______________, ____

                                             AVNET, INC.


                                             By__________________________

          Attest:

          _____________________________

                           [Form of Reverse of Security]

                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Inden-ture, dated as of January 1, 1994 (herein called the "Inden-ture"), between the Company and The First National Bank of Chi-cago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limita-tions of rights, duties and immunities thereunder of the Com-pany, the Trustee and the Holders of the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to [U.S. $]......].  The Securities of this series are issuable as Bearer Securities, with interest coupons attached, in the denomination of [U.S. $.........[, and as Registered Securities, without coupons, in denominations of
          [U.S. $]......... and any integral multiple thereof.]  [As pro-
          vided in the Indenture and subject to certain limitations therein set forth, Bearer Securities and Registered Securities of this series are exchangeable for a like aggregate principal amount of Registered Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged, with all unmatured coupons and all matured coupons in default thereto appertaining, at any office or agency described below where Registered Securities of this series may be presented for registration of transfer, provided, however, that Bearer Securities surrendered in exchange for Registered Securities between a Record Date and the relevant Interest Payment Date shall be surrendered without the coupon relating to such Interest Payment Date. Bearer Securities may not be issued in exchange for Registered Securities.]

                    [If applicable, insert - The Securities of this series are subject to redemption [(1)] [If applicable, insert -
          on (1) .......... in any year commencing with the year
          .......... and ending with the year .......... through opera-
          tion of the sinking fund for this series at a Redemption Price equal to [100% of the principal amount] [or Insert formula for determining the amount], and (2)] [If applicable, insert - at any time [on or after .........., .....], as a whole or in part, at the election of the Company, at the following Redemp-tion Prices (expressed as percentages of the principal amount):
          If redeemed [or before .........., .....%, and if redeemed]
          during the 12-month period beginning . . . . . of the years indicated,

                       Redemption                   Redemption
          Year         __Price__        Year        __Year___





          and thereafter at a Redemption Price equal to ....% of the principal amount,] [and (.....)] (under the circumstances
          described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [100% of the principal amount] [or insert formula for determining the amount] [If the Security is interest-bearing, insert -, together in the case of any such redemption [If applicable, insert - (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that interest installments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and sur-render of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise)].]

                    [If applicable, insert - The Securities of this
          series are subject to redemption (1) on ......... in any year commencing with the year .... and ending with the year
          .......... through operation of the sinking fund for this
          series at the Redemption Prices for redemption through opera-tion of the sinking fund (expressed as percentages of the prin-cipal amount) set forth in the table below, and (2) at any time
          [on or after .....,.....], as a whole or in part, at the elec-
          tion of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning
          .......... of the years indicated.

                                                       Redemption
                                    Redemption          Price for
                                     Price             Redemption
                                      for               Otherwise
                                   Redemption             Than
                                    Through              Through
                                    Operation           Operation
                                     of the              of the
                                     Sinking             Sinking
               Year                ___Fund___          ___Fund___





          and thereafter at a Redemption Price equal to ...% of the prin-cipal amount, and (3) under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to 100% of the principal amount [or insert formula for deter-mining the amount] [If the Security is interest-bearing, insert
          - together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued inter-est to the Redemption Date; provided, however, that interest installments on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presen-tation and surrender of coupons for such interest (at an office or agency located outside the United States, except as herein provided otherwise].]

                    [Partial redemption must be in an amount not less than [U.S. $5,000] principal amount of Securities.] [Notwith-standing the foregoing, the Company may not, prior to
          .........., redeem any Securities of this series as contem-
          plated by clause [(2)] above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ...% per annum.]

                    [The Securities may be redeemed, as a whole but not in part, at the option of the Company, at a Redemption Price [equal to 100% of their principal amount] [determined as set forth in the preceding paragraph] [If the Security is interest-bearing, insert -, together with interest accrued to the date fixed for redemption,] if (i), as a result of any amendment to, or change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation or application of such laws or regulations, which amendment or change ("Tax Law
          Change") is effective on or after .........., ...., the Company has or will become obligated to pay additional amounts (as described on the face hereof) [If the Security is interest-bearing, insert - on the next succeeding Interest Pay-ment Date] [If the Security is not to bear interest prior to Maturity, insert - at Maturity or upon the sale or exchange of any Security] at the time such notice is given, such obligation to pay such additional amounts remains in effect or (ii) in the written opinion of independent counsel selected by the Company there is a substantial likelihood that the Company has or will become obligated to pay such additional amounts as a result of any action taken by any taxing authority or of any action brought in a court of competent jurisdiction in the United States or any political subdivision thereof or therein, includ-ing any of the actions described in (i) above, whether or not such action has been taken or brought with respect to the Com-pany, or as a result of any officially proposed Tax Law Change, which action or proposed change occurs after ............

                    [If applicable, insert - In addition, if the Company determines, based upon a written opinion of independent counsel selected by the Company, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal [(, premium, if any)] or interest due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a bene-ficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner, or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satis-fied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) redeem the Securities, as a whole but not in part, at a Redemption Price [equal to 100% of their principal amount,] [determined as set forth in the next preceding paragraph,] together with interest accrued to the date fixed for redemption, or (y) if and so long as the condi-tions of the [third] paragraph on the face of this Security are satisfied, pay the additional amounts specified in such para-graph. The Company will make such determination and election and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, identi-fication or other reporting requirement, whether the Company will redeem the Securities or will pay the additional amounts specified in such paragraph and (if applicable) the last day by which the redemption of the Securities must take place. If the Company elects to redeem the Securities, such redemption shall take place on such date, not later than one year after publica-tion of the Determination Notice, as the Company elects by notice to the Trustee at least 60 days before such date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Securities if the Company, based upon an opinion of independent counsel selected by the Company, subsequently determines, not less than 10 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay such additional amounts, the Company may subsequently redeem the Securities, at any time, as a whole or in part, at a Redemption Price [equal to 100% of their prin-cipal amount] [determined as set forth in the next preceding paragraph,] together with interest accrued to the date fixed for redemption, but without reduction for applicable United States withholding taxes.]

                    [If applicable, insert - In addition, if the Company determines, based upon a written opinion of independent counsel selected by the Company, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount due with respect to any Bearer Security would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security who is a United States Alien (as defined on the face hereof) (other than such a requirement (a) which would not be applicable to a pay-ment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nom-inee or other agent of the beneficial owner, or (b) which can be satisfied by the custodian, nominee or other agent certify-ing to the effect that such beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and
          (b) that payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) per-mit any Holder of a Bearer Security to present such Bearer Security for redemption within 90 days of notice of such redemption, at a Redemption Price determined as set forth in the next preceding paragraph, or (y) if and so long as the con-ditions of the [fifth] paragraph on the face of this Security are satisfied, pay the additional amounts specified in such paragraph. The Company will make such determination and elec-tion and notify the Trustee thereof as soon as practicable, and the Trustee will promptly give notice of such determination in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, identi-fication or other reporting requirement, whether the Company has elected to permit redemption of the Bearer Securities or to pay the additional amounts specified in such paragraph and (if applicable) the last day by which the Company may publish any notice of redemption. If the Company elects to permit redemp-tion of the Bearer Securities, notice of the redemption will be given not more than 268 days following the Determination Notice and will specify the date fixed for redemption. The Bearer Securities will be redeemed on the day 97 days after notice of the redemption has been given. Notwithstanding the foregoing, the Company will not permit redemption of the Bearer Securities if the Company, based upon an opinion of independent counsel, subsequently determines, not less than 10 days prior to the date fixed for redemption, that no payment would be subject to any such requirement, in which case the Company will promptly notify the Trustee, which will promptly give notice of that determination in the manner described below, and any earlier redemption notice will thereupon be revoked and of no further effect.]

                    [The sinking fund for this series provides for the
          redemption on ................. in each year, beginning with the year ........ and ending with the year ........, of [not less than] [U.S.] $......... [("mandatory sinking fund") and not more than [U.S. $.........]] aggregate principal amount of
          Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [man-datory] sinking fund payments otherwise required to be made -- in the inverse order in which they become due.]]

                    [Notice of redemption will be given by publication in an Authorized Newspaper in The City of New York and, if the Securities of this series are then listed on [The International Stock Exchange of the United Kingdom and the Republic of Ire-land Limited] [the Luxembourg Stock Exchange] [or] any [other] stock exchange located outside the United States and such stock exchange shall so require, in [London] [Luxembourg] [or] in any [other] required city outside the United States, or, if not practicable, elsewhere in Europe, [and by mail to Holders of Registered Securities] not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.]

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, [the] [If an Origi-nal Issue Discount Security, insert - an amount of] principal of the Securities of the series may be declared due and payable in the manner and with the effect provided in the Indenture [the] [If an Original Issue Discount Security, insert - such amount shall be equal to - insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

                    The Indenture permits with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected [If the Securities of the series are interest-bearing, insert - and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Out-standing of each series to be affected. The Indenture also contains provisions permitting the Holders of specified per-centages in principal amount of the Securities of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture, or with all series voting as one class, in certain other cases specified in the Indenture), on behalf of the Holders of all Securities of such series [If the Securities of the series are interest-bear-ing, insert - and any related coupons], to waive compliance by the Company with certain provisions of the Indenture and cer-tain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and any coupon appertaining hereto and of any Security issued in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series [If the Security is interest-bearing, insert - or any related coupon] will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Out-standing Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to insti-tute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof [If the Security in interest-bearing, insert - or any related coupon] for the enforcement of payment for the principal of [(and premium, if any)] or [any] interest on this Security [If the Security is interest-bearing, insert - or pay-ment of such coupon] on or after the respective due dates expressed herein [If the Security is interest-bearing, insert - or payment of such coupon] on or after the respective due dates expressed herein [If the Security is interest-bearing, insert - or in such coupon].

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and [any] interest [(including additional amounts, as described on the face hereof)] on this Security at the times, place[s] and rate, and in the coin or currency, herein prescribed.

                    Title to [Bearer] Securities and coupons shall pass by delivery. [As provided in the Indenture and subject to cer-tain limitations therein set forth, the transfer of Registered Securities is registrable in the Security Register, upon sur-render of a Registered Security for registration of transfer at the [Corporate Trust Office of the Trustee or such other] office or agency of the Company in any place where the princi-pal of (premium, if any) and interest, if any, on such Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new [Registered] Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

                    [No service charge shall be made for any such [regis-tration of transfer or] exchange, but the Company may require payment of a sum sufficient to cover any tax or other govern-mental charge payable in connection therewith.]

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of a Bearer Security or any series [If the Securities of the series are interest-bearing, insert - and any coupon appertaining thereto] [, and prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered,] as the owner thereof for all purposes, whether or not such Security [If the Securities of the series are interest-bearing, insert - or such coupon] is overdue, and nei-ther the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    Notwithstanding anything in the Indenture or in the terms of this Security to the contrary, the exchange of this Security for a Registered Security will be subject to satisfac-tion of the provisions of the United States tax laws in effect at the time of the exchange. Neither the Company nor the Trus-tee nor any agent of the Company or the Trustee shall be required to exchange this Security for a Registered Security if
          (i) as a result thereof and in the Company's judgment, the Com-pany would incur adverse consequences under then applicable United States Federal income tax laws and (ii) in the case of the Trustee or any agent of the Company or the Trustee, the Company shall have delivered to such Person an Officers'

          Certificate and an Opinion of Counsel as to the matters set forth in clause (i) above.

                    The Indenture, the Securities and any coupons apper-taining thereto shall be governed by and construed in accor-dance with the laws of the State of New York without giving effect to the conflicts of laws provisions thereof. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                             [Form of Face of Coupon]

                    ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION
               WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN
               SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                                                      [R-]...............

                                      AVNET, INC.     [U.S. $]...........

                                                      Due................

                          ..............................

                    Unless the Security to which this coupon appertains shall have been called for previous redemption and payment thereof duly provided for on the date set forth hereon, AVNET, INC. (herein called the "Company") will pay to bearer, upon surrender hereof, the amount shown hereon (together with any additional amounts in respect thereof which the Company may be required to pay according to the terms of said Security and the Indenture referred to therein) [at the initial Paying Agents set out on the reverse hereof or at such other offices or agen-cies (which, except as otherwise provided in the Security to which this coupon appertains, shall be located outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States")) as the Com-pany may designate from time to time,] at the option of the Holder, by [United States dollar check] drawn on a bank in The City of New York or by transfer of [United States dollars] to an account maintained by the payee with a bank located outside the United States, being [one year's] interest then payable on said Security.

                                        AVNET, INC.


                                        By ..............................

                                             [Reverse of Coupon]*


                                        .................................

                                        .................................

                                        .................................

                                        .................................

                                        .................................

          ____________________

          * Insert names and addresses of Initial Paying Agents located outside the United States.

                                       C-1-1



                                                              EXHIBIT C-1



                        [FORM OF CERTIFICATE TO BE GIVEN BY
                    PERSON ENTITLED TO RECEIVE BEARER SECURITY]


                    [Whenever any provision of this Indenture or the
               forms of Security contemplates that certification be given by a Person entitled to receive a Bearer Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:]


                                    CERTIFICATE
                                   .............
                      [Insert title or sufficient description
                          of Securities to be delivered]


                    [This is to certify that as of the date hereof, and
               except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or other entities created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions as defined in United States Treasury Regulations section 1.165-12(c)(1)(v), are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Avnet, Inc. or its agent that such financial institution will comply with the requirements of section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986,

                                      C-1-2



               as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                    As used herein, "United States" means the United
               States of America (including the States and the District of Columbia); and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                    We undertake to advise you promptly by tested telex
               if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Securities in bearer form as to all of such Securities.

                    If the undersigned is a dealer, the undersigned
               agrees to obtain a similar certificate from each person entitled to delivery of any of the above-captioned Securi-ties in bearer form purchased from it; provided, however, that, if the undersigned has actual knowledge (as defined in applicable Internal Revenue Service regulations) that the information contained in such a certificate is false, the undersigned will not deliver a Security in temporary or definitive bearer form to a person who signed such cer-tificate notwithstanding the delivery of such certificate to the undersigned.

                    This certificate excepts and does not relate to
               $________ of such interest in the above-captioned Securi-ties in respect of which we are not able to certify and as to which we understand an exchange for and delivery of definitive Securities (or, if relevant, collection of any payment) cannot be made until we do so certify.

                    We understand that this certificate may be required
               in connection with certain tax laws of the United States. If administrative or legal proceedings are commenced or threatened

                                       C-1-3



               in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.]

          Dated:  ___________________, 19__

          [To be dated no earlier
          than the 15th day prior
          to the Exchange Date or
          prior to the date of the
          [      ] certificate, if later]


                                   [Name of Person Making Certification]



                                   _____________________________________
                                   (Authorized Signatory)
                                   Name:
                                   Title:

                                       C-2-1



                                                              Exhibit C-2


                     [FORM OF CERTIFICATE TO BE GIVEN BY EURO-CLEAR
                                     OR CEDEL S.A.
                      IN CONNECTION WITH THE EXCHANGE OF A PORTION
                             OF A TEMPORARY GLOBAL SECURITY



                    Whenever any provision of this Indenture or the forms
               of Security contemplates that certification be given by Euro-clear or CEDEL S.A. in connection with the exchange of a portion of a temporary global Security, such certifi-cation shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:]

                                      CERTIFICATE


                                     .............
                        [Insert title or sufficient description
                             of Securities to be delivered]



                    This is to certify that based solely on written cer-
               tifications that we have received in writing, by tested telex or by electronic transmission from each of the per-sons appearing in our records as persons entitled to a portion of the Principal Amount at Maturity set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof $__________ Principal Amount at Maturity of the above-captioned Secu-rities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or other entities created or orga-nized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial insti-tutions (financial institutions, as defined in U.S. Trea-sury Regulations section 1.165-12(c)(1)(v), are herein referred to as "financial institutions") purchasing for

                                       C-2-2



               their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed on its own behalf or through its agent that we may advise Avnet, Inc. or its agent that such financial institution will comply with the requirements of section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations section 1.163-5(c)(2)(i)(D)(7) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes or resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                    As used herein, "United States" means the United
               States of America (including the States and the District of Columbia); and its "possessions' including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                    We further certify that (i) we are not making avail-
               able herewith for exchange (or, if relevant, collection of any amounts) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organiza-tions with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any amounts) are no longer true and cannot be relied upon as of the date hereof.

                    We understand that this certification is required in
               connection with certain tax laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

                                       C-2-3



          Dated:  __________, 19__
          [Certification may be dated
          no earlier than the Exchange
          Date.]


                                      [                            , as
                                      Operator of the Euro-clear system]
                                      [CEDEL S.A.]



                                      By_________________________________

                                       C-3-1



                                                              Exhibit C-3


                        [FORM OF CERTIFICATE TO BE GIVEN BY
                             EURO-CLEAR AND CEDEL S.A.
                   TO OBTAIN INTEREST PRIOR TO AN EXCHANGE DATE


                    Whenever any provision of this Indenture or the forms
               of Security contemplates that certification be given by Euro-clear or CEDEL S.A. to obtain interest prior to an Exchange Date, such certification shall be provided sub-stantially in the form of the following certificate, with only such changes as shall be approved by the Company:]

                                    CERTIFICATE

                              _______________________

              [Insert title or sufficient description of Securities]


                    This is to certify that based solely on written cer-
               tifications that we have received in writing, by tested telex or by electronic transmission from each of the per-sons appearing in our records as persons entitled to a portion of the Principal Amount at Maturity set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof $__________ Principal Amount at Maturity of the above-captioned Secu-rities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or other entities created or orga-nized in or under the laws of the Untied States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial insti-tutions (financial institutions, as defined in U.S. Trea-sury Regulations section 1.165-12(c)(1)(v), are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or

                                       C-3-2



               (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Avnet, Inc. or its agent that such financial institution will comply with the requirements of section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for pur-poses of resale during the restricted period (as defined in United States Treasury Regulations section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that finan-cial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certi-fied that they have not acquired the Securities for pur-poses of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                    As used herein, "United States" means the United
               States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                    We understand that this certification is required in
               connection with certain tax laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

                                       C-3-3



                    We undertake that any interest received by us and not
               paid to a person described in clauses (i) through (iii) above shall be returned to the Trustee for the above Secu-rities immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid by such Trustee to the above issuer at the end of two years after such Interest Payment Date.


          Dated:  _______________
          [To be dated on or after
          the relevant Interest
          Payment Date]

                                         [                          ,
                                         as Operator of the Euro-clear
                                         System]
                                         [CEDEL S.A.]


                                         By: ____________________________

                                       C-4-1



                                                              Exhibit C-4


                  [FORM OF CERTIFICATION BY BENEFICIAL OWNERS TO
                     OBTAIN INTEREST PRIOR TO AN EXCHANGE DATE


                    Whenever any provision of this Indenture or the forms of Security contemplates that certification be given by a Per-son who beneficially owns any [Bearer] Security in connection with obtaining any interest prior to an Exchange Date relating to such Bearer Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:]

                                    CERTIFICATE

                              _______________________

              [Insert title or sufficient description of Securities]


                    This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partner-ships, domestic corporations or other entities created or orga-nized in or under the laws of the United States or any politi-cal subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institu-tions, as defined in United States Treasury Regulations sec-tion 1.165-12(c)(1)(v), are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institu-tions and who hold the Securities through such United States financial institutions on the date hereof (and in either case
          (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Avnet, Inc. or its agent that such financial insti-tution will comply with the requirements of Section 165(j)
          (3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder) or
          (iii) are owned by United States or foreign financial

                                       C-4-2



          institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations sec-tion 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial insti-tution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                    As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the Dis-trict of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                    This certificate excepts and does not relate to [U.S. $__________] principal amount of the above-captioned Securities appearing in your books as being held for our account as to which we were not yet able to certify and as to which we under-stand interest cannot be credited unless and until we are able so to certify.

                    We understand that this certificate may be required in connection with certain securities and tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certifi-cate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

          Dated:  _______________
          [To be dated on or after
          the relevant Payment Date]

                                        [Name of Person Entitled to
                                         Receive Interest]


                                        _________________________________
                                              (Authorized Signatory)
                                        Name:
                                        Title:

                                      EXHIBIT 5

                                     Avnet, Inc.
                                 80 Cutter Mill Road
                             Great Neck, New York  11021




                                        January 5, 1994



          Avnet, Inc.
          80 Cutter Mill Road
          Great Neck, New York  11021

                    Re:  Registration Statement on Form S-3

          Gentlemen:

                    I refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Avnet, Inc. (the "Compa-ny") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $200,000,000 maximum aggregate principal amount of the Company's debt securities to be issued from time to time in one or more public offerings (the "Debt Securities").

                    I have examined and am familiar with originals, or copies the authenticity of which has been established to my satisfaction, of such documents and instruments as I have deemed necessary to express the opinions hereinafter set forth. Based upon the foregoing, it is my opinion that the Debt Securities, when issued or delivered in the manner provided for in the form of Underwriting Agreement filed as an exhibit to the Registration Statement, will be legally issued and the binding obligations of the Company.

                    I consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus constituting Part I thereof.

                                        Very truly yours,

                                        /s/David R. Birk

                                        David R. Birk
                                        Senior Vice President and
                                          General Counsel

                                      EXHIBIT 12

                                                                   EXHIBIT 12

                                              Avnet, Inc.
                           Computation of Ratio of Earnings to Fixed Charges

                                      (Dollar amounts in thousands)
                            Three
                            months
                            ended                     Year ended June 30,
                            Oct. 1,
                             1993        1993       1992      1991     1990       1989

    Income from continuing
      operations before
      income taxes per      $19,824    $114,183   $ 83,426 $100,029  $ 98,732  $ 87,245
      statement of income

      Add fixed charges       4,786      14,901     18,523   19,184    22,161    24,197

      Income as adjusted    $24,610    $129,084   $101,949 $119,213  $120,893  $111,442

      Fixed charges:
        Interest on
          indebtedness       $3,201      $8,972    $13,404  $13,295   $15,285   $16,440

        Amortization of
          debt expense           31          66         92       97        92       100

        Rents:
          Portion of rents
           representative
           of the interest
           factor             1,554       5,863      5,027    5,792     6,784     7,657

      Total fixed charges    $4,786     $14,901    $18,523  $19,184   $22,161   $24,197

      Ratio of earnings to
        fixed charges           5.1         8.7        5.5      6.2       5.5       4.6


     Notes:

               The interest factor of  rental expense is estimated at one-third of total rental expense, which the Company believes be a reasonable approximation.

               Income from continuing  operations before income  taxes for  the three months ended
     October 1, 1993, includes  restructuring  and  integration  charges  of  $22.7  million in connection with the acquisition of Hall-Mark. Had such one-time charges not been included the ratio of earnings to fixed charges for the three months  ended October 1, 1993, would have been 9.9 on a pro forma basis.

                                    EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 10, 1993, included in Avnet, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1993, and to all references to our firm included in this Registration Statement.


                                        ARTHUR ANDERSEN & CO.



          New York, New York
          January 6, 1994

                                    EXHIBIT 23(b)

                          CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this registration statement of Avnet, Inc. on Form S-3 of our report dated February 15, 1993, on our audits of the consolidated financial statements of Hall-Mark Electronics Corporation. Such report appears in the Current Report on Form 8-K of Avnet, Inc. bearing cover date of January 6, 1994. We also consent to the reference to our firm under the caption "Experts" in the said registration statement.





                                        COOPERS & LYBRAND

          Dallas, Texas
          January 6, 1994

                                      EXHIBIT 24

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney expires ninety (90) days after the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Leon Machiz
                                             Leon Machiz

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney expires ninety (90) days after the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Gerald J. Berkman

                                             Gerald J. Berkman

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney expires ninety (90) days after the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Joseph F. Caligiuri
                                             Joseph F. Caligiuri

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                    This power expires ninety (90) days from the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Alvin E. Friedman
                                             Alvin E. Friedman

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                    This power of attorney expires ninety (90) days after the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Sylvester D. Herlihy

                                             Sylvester D. Herlihy

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney expires ninety (90) days after the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Ehud Houminer
                                             Ehud Houminer

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney expires ninety (90) days after the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Salvatore  J. Nuzzo

                                             Salvatore J. Nuzzo

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                    This power expires ninety (90) days from the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Frederic Salerno

                                             Frederic Salerno

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                    This power expires ninety (90) days after the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/David Shaw

                                             David Shaw

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                    This power of attorney expires ninety (90) days from the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Howard Stein
                                             Howard Stein

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                    This power expires ninety (90) days from the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Roy Vallee

                                             Roy Vallee

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                    This power expires ninety (90) days from the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/J. S. Webb
                                             J. S. Webb

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                    This power expires ninety (90) days from the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/George Weissman

                                             George Weissman

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and Raymond Sadowski, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                    This power expires ninety (90) days from the date hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 17th day of November, 1993.



                                             /s/Frederick S. Wood

                                             Frederick S. Wood

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS:

                    The undersigned does hereby make, constitute and appoint David R. Birk and John Cole, and each of them, his attorneys-in-fact and agents with full power of substitution, to execute for him and in his behalf in any and all capacities a Registration Statement on Form S-3, any amendments thereto (including post-effective amendments), and any other documents incidental thereto, relating to up to $200,000,000 of debt securities of Avnet, Inc. (the "Company") which may be offered and sold from time to time, and to file the same, with all exhibits thereto and all other required documents, with the Securities and Exchange Commission. The undersigned further grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the said filings, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 14th day of December, 1993.



                                             /s/Raymond Sadowski

                                             Raymond Sadowski

                                      EXHIBIT 25

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                          THE FIRST NATIONAL BANK OF CHICAGO
                 (Exact name of trustee as specified in its charter)

              A National Banking Association             36-0899825
                                                     (I.R.S. employer
                                                  identification number)

   One First National Plaza, Chicago, Illinois           60670-0126
     (Address of principal executive offices)            (Zip Code)

                          The First National Bank of Chicago
                         One First National Plaza, Suite 0286
                            Chicago, Illinois   60670-0286
               Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
              (Name, address and telephone number of agent for service)



                                     AVNET, INC.
                 (Exact name of obligor as specified in its charter)

                      New York                                11-1890605
             (State or other jurisdiction of               (I.R.S. employer
             incorporation or organization)             identification number)


               80 Cutter Mill Road
               Great Neck, New York                                11021
       (Address of principal executive offices)                 (Zip Code)


                                Debt Securities
                        (Title of Indenture Securities)

          Item 1. General Information. Furnish the following information as to the trustee:

                    (a)  Name and address of each examining or
                    supervising authority to which it is subject.

                    Comptroller of Currency, Washington, D.C.,
                    Federal Deposit Insurance Corporation,
                    Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                    (b)  Whether it is authorized to exercise
                    corporate trust powers.

                    The trustee is authorized to exercise corporate trust powers.

          Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                    No such affiliation exists with the trustee.


          Item 16.  List of exhibits.   List below all exhibits filed as a
                    part of this Statement of Eligibility.

                    1. A copy of the articles of association of the trustee now in effect.*

                    2. A copy of the certificates of authority of the trustee to commence business.*

                    3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                    4.   A copy of the existing by-laws of the trustee.*

                    5.   Not Applicable.

                    6.   The consent of the trustee required by
                         Section 321(b) of the Act.

                    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                    8.   Not Applicable.

                    9.   Not Applicable.


               Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago,, a national banking association orga-nized and existing under the laws of the United States of America, has duly caused this Statement of Eligibil-ity to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois,on the 20th day of December, 1993.


                      The First National Bank of Chicago,
                      Trustee,


                      By      R. D. Manella
                              R. D. Manella
                              Vice President



               *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Ex-change Commission on June 3, 1991 (Registration No. 33-36314).

                                      EXHIBIT 6



                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT



          December 20, 1993




          Securities and Exchange Commission,
          Washington, D.C.  20549


          Gentlemen:

          In connection with the qualification of an indenture between Avnet Inc. and The First National Bank of Chicago, the under-signed, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State author-ities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.


                                             Very truly yours,

                                             The  First  National  Bank  of
          Chicago


                              By   R.D. Manella
                                   R. D. Manella
                                   Vice President

                                     EXHIBIT 7



                    A  copy of the latest report of conditions of the

          trustee published pursuant to law or the requirements of its supervising or examining authority.

      Legal Title of Bank:  First National Bank of Chicago         Call Date: 9/30/93 ST-BK: 17-1630 FFIEC 031
      Address:              One First National Plaza, Suite 0460                                   Page   RC-1
      City, State  Zip:     Chicago, IL  60670
      FDIC Certificate No.: 0/3/6/1/8

      Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1993

      All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

      Schedule RC--Balance Sheet

                                                                                Dollar Amounts     RCFD       C400        <-
                                                                                 in Thousands              BIL MIL THOU

     ASSETS

     1. Cash and balances due from depository institutions (from Schedule
        RCA-A):
        a. Noninterest-bearing balances and currency and coin(1)                                   0081      6,140,040    1.a.
        b. Interest-bearing balances(2)                                                            0071      6,078,671    1.b.
     2. Securities (from Schedule RC-B)                                                            0390        580,723    2.
     3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
        a. Federal Funds sold                                                                      0276      3,134,457    3.a.
        b. Securities purchased under agreements to resell                                         0277        252,650    3.b.
     4. Loans and lease financing receivables:
        a. Loans and leases, net of unearned income (from Schedule
        RC-C)                                                                RCFD 2122 13,404,247                         4.a.
        b. LESS: Allowance for loan and lease losses                         RCFD 3123    343,005                         4.b.
        c. LESS: Allocated transfer risk reserve                             RCFD 3128        0                           4.c.
        d. Loans and leases, net of unearned income, allowance, and
           reserve (item 4.a minus 4.b and 4.c)                                                    2125     13,061,242    4.d.
     5.  Assets held in trading accounts                                                           2146      2,202,246    5.
     6.  Premises and fixed assets (including capitalized leases)                                  2145        500,925    6.
     7.  Other real estate owned (from Schedule RC-M)                                              2155        111,329    7.
     8.  Investments in unconsolidated subsidiaries and associated
         companies (from Schedule RC-M)                                                            2130         14,491    8.
     9.  Customers' liability to this bank on acceptances outstanding                              2155        552,637    9.
     10. Intangible assets (from Schedule RC-M)                                                    2143        155,975   10.
     11. Other assets (from Schedule RC-F)                                                         2160      2,847,290   11.
     12. Total assets (sum of items 1 through 11)                                                  2170     35,632,676   12.


      (1)  Includes cash items in process of collection and unposted debits.
      (2)  Includes time certificates of deposit not held in trading accounts.

         Legal Title of Bank:              First National Bank of Chicago            Call Date: 9/30/93  ST-BK:  17-1630 FFIEC 031
         Address:                          One First National Plaza, Suite 0460                                          Page RC-2
         City, State  Zip:                 Chicago, IL  60670
         FDIC Certificate No.:             0/3/6/1/8

         Schedule RC-Continued
                                                                             Dollar Amounts in
                                                                                 Thousands                     Bil Mil Thou


         LIABILITIES
         13. Deposits:
             a. In domestic offices (sum of totals of columns A and C
                from Schedule RC-E, part 1)                                                        RCON 2200    14,261,174  13.a.
                (1) Noninterest-bearing(1)                                   RCON 6631  6,124,322                           13.a.(1)
                (2) Interest-bearing                                         RCON 6636  8,136,852                           13.a.(2)
             b. In foreign offices, Edge and Agreement subsidiaries,
                and IBFs (from Schedule RC-E, part II)                                             RCFN 2200    10,168,389  13.b.
                (1) Noninterest bearing                                      RCFN 6631  2,339,236                           13.b.(1)
                (2) Interest-bearing                                         RCFN 6636  7,829,153                           13.b.(2)
         14. Federal funds purchased and securities sold under
             agreements to repurchase in domestic offices of the bank
             and of its Edge and Agreement subsidiaries, and in IBFs:
             a. Federal funds purchased                                                            RCFD 0278     2,411,666  14.a.
             b. Securities sold under agreements to repurchase                                     RCFD 0279         7,738  14.b.
         15. Demand notes issued to the U.S. Treasury                                              RCON 2840       102,420  15.
         16. Other borrowed money                                                                  RCFD 2850     1,871,318  16.
         17. Mortgage indebtedness and obligations under capitalized
             leases                                                                                RCFD 2910       267,000  17.
         18. Bank's liability on acceptance executed and outstanding                               RCFD 2920       552,637  18.
         19. Subordinated notes and debentures                                                     RCFD 3200     1,175,000  19.
         20. Other liabilities (from Schedule RC-G)                                                RCFD 2930     2,196,402  20.
         21. Total liabilities (sum of items 13 through 20)                                        RCFD 2948    33,013,744  21.
         22. Limited-Life preferred stock and related surplus                                      RCFD 3282         0      22.
         EQUITY CAPITAL
         23. Perpetual preferred stock and related surplus                                         RCFD 3838         0      23.
         24. Common stock                                                                          RCFD 3230       200,858  24.
         25. Surplus (exclude all surplus related to preferred stock)                              RCFD 3839     2,249,790  25.
         26. a. Undivided profits and capital reserves                                             RCFD 3632       169,255  26.a.
             b. LESS: Net unrealized loss on marketable equity
               securities                                                                          RCFD 0297          0     26.b.
         27. Cumulative foreign currency translation adjustments                                   RCFD 3284         (971)  27.
         28. Total equity capital (sum of items 23 through 27)                                     RCFD 3210     2,618,932  28.
         29. Total liabilities, limited-life preferred stock, and
             equity capital (sum of items 21, 22, and 28)                                          RCFD 3300    35,632,676  29.

         Memorandum
         To be reported only with the March Report of Condition.
         1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
            auditors as of any date during 1992  ***********************   RCFA 6724 N/A    M.1.

      1 = Independent audit of the bank conducted in accordance       4 = Directors' examination of the bank performed by other
          with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
          public accounting firm which submits a report on the bank       authority)
      2 = Independent audit of the bank's parent holding company      5 = Review of the bank's financial statements by external
          conducted in accordance with generally accepted auditing        auditors
          standards by a certified public accounting firm which       6 = Compilation of the bank's financial statements by external
          submits a report on the consolidated holding company            auditors
          (but not on the bank separately)                            7 = Other audit procedures (excluding tax preparation work)
      3 = Directors' examination of the bank conducted in             8 = No external audit work
          accordance with generally accepted auditing standards
          by a certified public accounting firm (may be required by
          state chartering authority)


         (1) Includes total demand deposits and noninterest-bearing time and savings deposits.